Lenawee Bancorp, Inc. 135 East Maumee Street Adrian, Michigan 49221	This Proxy is solicited on behalf of the Board of Directors

PROXY

      The undersigned holder of _________________ shares of capital stock of Lenawee Bancorp, Inc. hereby appoints Douglas L. Kapnick and Allan F. Brittain as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Lenawee Bancorp, Inc. held of record by the undersigned on March 8, 2002, at the annual meeting of shareholders to be held April 18, 2002, and at any adjournment thereof.

1.      In the election of four directors to be elected for terms expiring in 2005

[ ] FOR all nominees listed below (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

          Allan F. Brittain      -      Edward J. Engle, Jr.       -      William R. Gentner      -      Douglas L. Kapnick

2.       Proposal to approve an amendment to the Corporation's Articles of Incorporation changing its name to Pavilion Bancorp, Inc.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.      Proposal to approve the selection of the Corporation's auditors for the 2002 fiscal year.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Item 1 and FOR the Other Proposals.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

Signature	Signature if held jointly

Dated:____________, 2002

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

LENAWEE BANCORP, INC.

135 East Maumee Street
Adrian, Michigan 49221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 18, 2002

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Lenawee Bancorp, Inc. (the "Corporation"), a Michigan corporation, will be held on April 18, 2002, at 7:00 p.m. (local time) at the Dominican Hall, Siena Heights University, 1247 East Siena Heights Drive, Adrian, Michigan, for the following purposes:

1.	To elect four (4) directors, each to hold office for a three-year term.

2.	To consider and act upon a proposal to amend the Corporation's Articles of Incorporation to change the Corporation's name to Pavilion Bancorp, Inc.

3.	To approve of the selection of the Corporation's auditors for the 2002 fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed March 8, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

By order of the Board of Directors Pamela S. Fisher, Secretary

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.

Dated: March 19, 2002

LENAWEE BANCORP, INC.

135 East Maumee Street
Adrian, Michigan 49221

PROXY STATEMENT

      This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Lenawee Bancorp, Inc. (the "Corporation"), to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 18, 2002, at 7:00 p.m. (local time), at the Dominican Hall, Siena Heights University, 1247 East Siena Heights Drive, Adrian, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

VOTING AT THE MEETING

      This Proxy Statement has been mailed on or about March 19, 2002, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on March 8, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

      The Corporation has only one class of capital stock authorized, which is common stock. As of the record date, there were 850,381 shares of common stock of the Corporation outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and votes submitted by proxy, are counted by the inspectors of the meeting, who are appointed by the Corporation.

      If a Proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all of the nominees named in the Proxy Statement and for the proposals set forth in this Proxy Statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Secretary of the Corporation in writing or in open meeting, by submitting a proxy of a later date, or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

ELECTION OF DIRECTORS

      The Articles of Incorporation of the Corporation authorize the Board of Directors to establish the size of the Board. The Board of Directors has established the size of the Board for 2002 at nine (9) persons. The Articles of Incorporation also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered 3-year terms of office. Four people have been nominated by the Board of Directors for election to the Board to serve a three-year term expiring at the 2005 Annual Meeting of Shareholders. The Board has nominated Allan F. Brittain, Edward J. Engle, Jr., William R. Gentner, and Douglas L. Kapnick each for a 3-year term. Each nominee is an incumbent director previously elected by the Corporation's shareholders.

      Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominees named above. In the event any of such nominees shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      Except for those persons nominated by the Board of Directors, no other persons may be nominated for election at the 2002 annual meeting. The Corporation's Bylaws require at least 60 days prior written notice of any other proposed shareholder nomination and no such notice has been received.

      A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

      The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

PROPOSAL TO CHANGE THE NAME OF THE CORPORATION
TO PAVILION BANCORP, INC.

      On December 13, 2002, the Corporation's Board of Directors approved an amendment to Article I of the Corporation's Articles of Incorporation changing the Corporation's name from Lenawee Bancorp, Inc. to Pavilion Bancorp, Inc.

      For many years, the Corporation and its wholly owned subsidiary operated primarily in Lenawee County. As the Corporation has expanded its business into Washtenaw County through the formation of Bank of Washtenaw, and considering that the Corporation may in the future wish to expand into various other locales, the Board of Directors believes it is advisable to do so under a name that is not tied to any particular geographic location. The "Pavilion" name is already being used for the Bank of Lenawee's mortgage company subsidiary and if used by the Corporation, would give it a distinctive name not focused on a particular community or area.

      Required Votes for Approval. The affirmative vote of a majority of the Corporation's Common Stock outstanding is required to approve the amendment. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will be treated as votes cast against the amendment. Unless otherwise directed by marking the accompanying proxy, the proxy holder named therein will vote for the approval of the amendment.

        The Board of Directors recommends a vote FOR the approval of the proposed amendment to change the Corporation's name.

RELATIONSHIP WITH AND APPROVAL OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The financial statements of the Corporation for the year ended December 31, 2001, have been examined by Crowe, Chizek and Company LLP, certified public accountants, as independent auditors of the Corporation for the 2001 fiscal year. No representative of Crowe, Chizek and Company LLP is expected to be at the annual meeting of shareholders. Crowe, Chizek and Company LLP have been the Corporation's auditors for many years and have been reappointed by the Board of Directors as independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2002.

     Audit Fees

     Aggregate fees billed by Crowe, Chizek and Company LLP for professional services rendered for the audit of the Corporation's annual consolidated financial statements and related services with respect to the annual report on Form 10-K and review of quarterly reports on Form 10-Q for the year ended December 31, 2001, were $39,700.

     Financial Information System Design and Implementation Fees

      No professional services were rendered by Crowe, Chizek and Company LLP for the year ended December 31, 2001, with respect to, directly or indirectly, operating, or supervising the operation of, the Corporation's information systems or managing the Corporation's local area network or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation's financial statements taken as a whole.

      All Other Fees

      The aggregate fees billed for services rendered by Crowe, Chizek and Company LLP for services not covered under the two preceding captions for the year ended December 31, 2001 totaled $109,483.

      The Corporation's Audit Committee has concluded that the provision of services covered under the captions Financial Information System Design and Implementation Fees and All Other Fees is compatible with Crowe, Chizek and Company LLP maintaining their independence. None of the hours expended by Crowe Chizek's engagement to audit the Corporation's consolidated financial statements for the year ended December 31, 2001, were attributed to work performed by persons other than Crowe Chizek's full-time, permanent employees.

     Vote Required For Approval

      The affirmative vote of a majority of the Corporation's common stock voted at the annual meeting, in person or by proxy, is required to approve the selection of Crowe, Chizek and Company LLP as auditors for 2002. Shares not voted at the meeting, whether by abstention, broker non-vote or otherwise, will not be treated as votes cast at the meeting. Unless otherwise directed by marking the accompanying proxy, the proxy holder named therein will vote for the approval of Crowe, Chizek and Company LLP as the Corporation's auditors.

      The Board of Directors recommends a vote FOR approval of the selection of Crowe, Chizek and Company LLP as the Corporation's auditors for 2002.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP

BY MANAGEMENT AND OTHERS

      At March 8, 2002, the Corporation had outstanding 850,381 shares of common stock. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 8, 2002, the record date fixed by the Board of Directors. Votes cast at the meeting, and votes submitted by proxy, are counted by the inspectors of the meeting, who are appointed by the Corporation.

      As of March 8, 2002, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Company except as follows:
------------------------------------------------------------------------------------------------------------------
               Name and Address of                        Amount and Nature of                  Approximate
                 Beneficial Owner                     Beneficial Ownership(1)(5)(6)         Percent of Class(2)
------------------------------------------------------------------------------------------------------------------
         Douglas L. Kapnick                                        86,176(3)                            10.1%
         159 North Scott Street
         Adrian, MI 49221
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         BONAT (ESOP/401(k) Trust)(4)
         135 East Maumee Street                                    88,132                               10.3%
         Adrian, MI 49221
------------------------------------------------------------------------------------------------------------------

      The information in the following table sets forth the beneficial ownership of the Corporation's common stock by each of the Corporation's directors and each of the executive officers listed in the Summary Compensation Table presented later and by all directors and executive officers as a group.

------------------------------------------------------------------------------------------------------------------
                                                                    Number of Shares
                                                              Beneficially Owned(1)(5)(6)      Percent of Class(2)
------------------------------------------------------------------------------------------------------------------
Douglas L. Kapnick (Director)...............................               86,176                   10.1%
------------------------------------------------------------------------------------------------------------------
Allan F. Brittain (Director & Executive Officer)............               34,629                    4.0%
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Fred R. Duncan (Director)...................................               22,012(7)                 2.5%
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Edward J. Engle, Jr. (Director).............................                3,272                     *
------------------------------------------------------------------------------------------------------------------
William R. Gentner (Director)...............................                4,658                     *
------------------------------------------------------------------------------------------------------------------
J. Paul Rupert (Director)...................................                3,808                     *
------------------------------------------------------------------------------------------------------------------
Emory M. Schmidt (Director).................................                2,876                     *
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J. David Stutzman (Director)................................                4,540                     *
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Patrick K. Gill (Director & Executive Officer)..............                7,128(8)                  *
------------------------------------------------------------------------------------------------------------------
Loren V. Happel (Executive Officer).........................                  576                     *
------------------------------------------------------------------------------------------------------------------
Pamela S. Fisher (Executive Officer)........................                3,917                     *
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All Directors and Executive Officers as a Group
(11 persons)................................................              173,592                    20%
------------------------------------------------------------------------------------------------------------------
*Less than 1%

(1)	The number of shares stated are based on information furnished by each person listed and includes shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within sixty (60) days.
(2)	Calculated based on shares outstanding plus shares subject to stock options held by any individual listed which are exercisable within sixty (60) days.

-4-

(3)	Includes shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the indicated person may have substantial influence by reason of the relationship.
(4)	Patrick K. Gill, Loren V. Happel, and Pamela S. Fisher, officers of the Corporation, are members of the Pension/ESOP/401(k) Committee ("ESOP Committee") of the Corporation. Sky Financial is the trustee of the ESOP Trust, which holds shares of the Corporation for the ESOP. The trustee has voting and limited investment power over the shares held by the ESOP Trust which have not been allocated to an individual account, if any, and limited investment power over shares which have been allocated to an individual account. The ESOP Committee has the power to direct the trustee as to the voting of the shares held by the ESOP Trust that have not been allocated to an individual account, if any. Each of the members of the ESOP Committee disclaims beneficial ownership of shares held by the ESOP (except shares allocated to the person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the members of the ESOP Committee as individuals unless the shares have been allocated to the person's individual account under the ESOP.
(5)	Includes shares allocated to individual accounts under the ESOP.
(6)	Shares that may be acquired pursuant to stock options are included in the table for stock options that are exercisable within sixty (60) days. The number of shares subject to such options for the individuals are as follows: Allan F. Brittain: 3,048; Fred R. Duncan: 2,548; Edward J. Engle, Jr.: 2,548; William R. Gentner: 1,288; Douglas L. Kapnick: 2,548; Emory M. Schmidt: 2,548; J. David Stutzman: 2,548; J. Paul Rupert: 2,548; and Patrick K. Gill: 2,280.
(7)	Includes 952 shares held in trust by an adult child for the benefit of Mr. Duncan's wife. Mr. Duncan disclaims beneficial ownership of those shares.
(8)	Includes 1,100 shares owned by a church as to which Mr. Gill serves as trustee by virtue of his position with the Bank of Lenawee. Mr. Gill disclaims any beneficial interest in those shares.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

      The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons has been engaged in the occupations stated below for more than 5 years and each of them serves as a director of the Bank of Lenawee.

Nominees for Election as Directors for Terms Expiring in 2005

Allan F. Brittain (Director since 1976)
Allan Brittain, 64, is Chairman of the Board of the Bank of Lenawee. Mr. Brittain serves on the Executive Committee, Pension, ESOP/401(k) Administrative Committee and the Compensation Committee of the Corporation. He is a member of the Executive Committee and Asset/Liability Committee of the Bank of Lenawee. He also serves on the Board of Bank of Washtenaw and is a member of its Loan Committee. He is also a member of the Board of Trustees for Siena Heights University, and a Board member of the Adrian Public Schools Educational Foundation. Mr. Brittain began his career at the Bank in March of 1963 where he was employed continuously as a full-time employee until his retirement from full-time employment as the Bank's Chief Executive Officer on December 31, 1997. As described below, he continues to provide consulting services to the Corporation and to the Bank. He resides in Adrian, Michigan.

Edward J. Engle, Jr. (Director since 1986)
Edward Engle, 60, is President of Rima Manufacturing, a screw machine company in Hudson, Michigan. He is Chairman of the Audit, Loan Review and Compliance Committee of the Corporation and also serves on the Executive Committee and Loan Committee of the Bank of Lenawee. Mr. Engle is a graduate of DePaul University and Toledo University. Mr. Engle resides in Onsted, Michigan.

William R. Gentner (Director since 1997)
William Gentner, 65, is Owner and President of Gentner Inc. located in Saline, Michigan, which he founded in Brooklyn, Michigan in 1957. Gentner Inc. is a material supplier consisting of four transportation companies. It has 70 employees and nearly 50 Michigan Gravel Trains. Mr. Gentner serves on the Audit, Loan Review and Compliance Committee of the Corporation and the Asset/Liability Committee of the Bank of Lenawee. He

presently serves on the Board of Bank of Washtenaw and is a member of its Asset/Liability Committee. He is also the President of the Michigan Aggregate Carriers Trucking Association. Mr. Gentner resides in Saline, Michigan.

Douglas L. Kapnick (Director since 1982)
Douglas Kapnick, 58, is President of Kapnick and Company. Kapnick and Company is a full service insurance broker with offices in Adrian and Southfield and 85 employees. Mr. Kapnick is Chairman of the Board of Lenawee Bancorp, Inc. and serves on the Executive Committee and the Compensation Committee of the Corporation. He also serves on the Loan Committee and the Executive Committee of the Bank of Lenawee. Mr. Kapnick is on the Board of the Bank of Washtenaw and is also a member of its Executive Committee and Loan Committee. He also serves on the Board of Trustees for Siena Heights University, is a Director of the Emma L. Bixby Medical Center Foundation, a Board member of the Greater Adrian Industrial Development Corporation, and a Board member of the Adrian Symphony. He is also a recipient of the Lenawee Maple Leaf Award. Mr. Kapnick resides in Adrian, Michigan.

Director Whose Terms Expire in 2004

Fred R. Duncan (Director since 1984)
Fred Duncan, 60, is the former owner of the Metamora Elevator (grain elevator business). He serves on the Executive Committee and Finance Committee of the Corporation and the Loan Committee of the Bank of Lenawee. He is also a youth camp counselor and mission team leader. Mr. Duncan resides in Shelby, Michigan.

J. Paul Rupert Ph.D. (Director since 1992)
Paul Rupert, 59, is President of Today's Office (retail office furniture). He serves the Corporation on the Finance Committee, the Audit, Loan Review and Compliance Committee and is Chairman of the Compensation Committee. He also serves as a member of the Asset/Liability Committee of the Bank of Lenawee. Dr. Rupert is a Board member of the Bank of Washtenaw and serves as a member of its Asset/Liability Committee. Dr. Rupert resides in Adrian, Michigan.

Emory M. Schmidt (Director since 1994)
Emory Schmidt, 58, is Vice President of Brazeway, Inc. Brazeway is a world-wide leader of extruded aluminum tubing and heat transfer components with facilities in the U.S., Latin America, Europe and Asia. Mr. Schmidt serves as Chairman of the Executive Committee and also serves on the Finance Committee and the Compensation Committee of the Corporation. He also serves as Chairman of the Executive Committee of the Bank of Lenawee and is a member of its Asset/Liability Committee. He also serves as a member of the Adrian College Business Advisory Board, is the Vice President of the Adrian Schools Education Foundation, and an Executive Committee Member of Lenawee Health Alliance. Mr. Schmidt resides in Adrian, Michigan.

Directors Whose Terms Expire in 2003

Patrick K. Gill (Director since 1993)
Patrick Gill, 51, is President and CEO of the Bank of Lenawee. Mr. Gill began his career at the Bank of Lenawee in 1992. Mr. Gill serves on the Executive Committee, the Finance Committee, the Pension, ESOP/401(k) Committee and the Compensation Committee of the Corporation. He also serves on the Executive Committee, the Loan Committee and the Asset/Liability Committee of the Bank of Lenawee. Mr. Gill is Board Chairman of the Bank of Washtenaw and serves as a member of its Executive Committee, Loan Committee and Asset/Liability Committee. Mr. Gill is a Past President of the Board of the Lenawee United Way and Volunteer Center. He also serves, or has served, as a Board member of the Lenawee Chamber of Commerce, a Board member of Catholic Social Services, a member of the Board of Advisors at Adrian College and a Board member of the Saint Joseph Academy Investment Advisory Board. Mr. Gill resides in Adrian, Michigan.

J. David Stutzman (Director since 1993)
David Stutzman, 56, is a Member of Raymond & Stutzman LLC, which is a beef feeding and crop farming operation in Seneca, Michigan. Mr. Stutzman serves on the Audit, Loan Review and Compliance Committee of the Corporation and is a member of the Executive Committee and Loan Committee of the Bank of Lenawee. He also serves as a Board member of the Lenawee United Way, is an Advisory Board member of the Producer's Livestock Association, is a past board member of Morenci Area Schools and currently serves on various boards for the First U.C.C. Church. Mr. Stutzman resides in Seneca, Michigan.

Director Compensation

      Directors of the Corporation are not paid an annual retainer. Directors of the Bank of Lenawee and Bank of Washtenaw are paid an annual retainer fee of $600 ($5,400 to the Chairman of the Bank of Lenawee). Compensation is also paid for attendance at Corporation Board meetings ($250 each meeting) and Bank of Lenawee Board and Bank of Washtenaw Board meetings ($250 each meeting), and all committee meetings ($200 each meeting). Discretionary bonuses in the form of stock options were paid as listed below for the years ended December 31, 2001, 2000, and 1999 respectively. During 2001, the Board of Directors of the Corporation and the Banks held a total of 36 regular meetings. Various committees of the Boards held meetings as needed. Each Director attended at least 75% of the total number of meetings of the Boards of Directors and meetings of committees on which they served.

      Mr. Brittain, Chairman of the Board of Directors of the Bank of Lenawee, and the Bank are parties to a consulting agreement under which he is paid an annual consulting fee of $50,000. The consulting agreement expires at the end of May, 2002. They are also parties to a supplemental retirement agreement, which provides for a supplemental retirement benefit for Mr. Brittain. The benefit under the agreement is equal to the difference between the benefit Mr. Brittain would have received under the Bank's Retirement Plan if he had retired at age 65 (normal retirement age) rather than age 60 when he actually retired. His right to the supplemental benefits vests over a five- year period ending December 31, 2002, provided he does not become an executive officer of any other bank or financial institution having its main office in Lenawee County, Michigan. The amount of the supplemental benefit is $532 per month.

      Effective February 1, 2001, the Corporation adopted a Stock Option Plan for directors and executive officers. The plan was approved by the Corporation's shareholders on April 18, 2001, and will terminate January 31, 2006. The plan provides for granting of options covering a total of up to 50,000 shares of the Corporation's common stock. The plan provides for the grant each year to each director not actively employed by the Corporation or a Bank subsidiary, as of the effective date of the plan, of options covering 500 shares of common stock. The President of each Bank subsidiary and other individuals are entitled to receive options covering a number of shares determined by a committee of directors who are not employees of a Bank subsidiary or the Corporation. Options granted under the plan, vest at the rate of 20% at each anniversary of the option grant date. Vesting is accelerated upon the Optionee's attainment of age 62, in the event of a change of control of the Corporation, the death of the Optionee or the Optionee's total disability. A similar stock option plan was in effect from January 1, 1996 until January 18, 2001. The option price under all options granted to date has been the most recent independent appraised price for purposes of the Bank's Employee Stock Ownership Plan. The term of each Option is established by the committee but may not exceed ten years from the date of grant.

Stock Options granted to directors:
-------------------------------------------------------------------------------------------------------------------
2001                                     2000                                   1999
-------------------------------------------------------------------------------------------------------------------
Each Outside Director:  500              Each Outside Director:  660            Each Outside Director:  660
-------------------------------------------------------------------------------------------------------------------
Chairman:  500                           Chairman:  660                         Chairman:  660
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CEO:  400                                CEO:  440                              CEO:  440
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Exercise Price - ALL OPTIONS -           Exercise Price - ALL OPTIONS -         Exercise   Price  -  ALL  OPTIONS  -
$51.00 Per Share                         $44.00 Per Share                       $36.00 Per Share
-------------------------------------------------------------------------------------------------------------------
(NOTE:  All amounts shown have been adjusted for stock splits.)

AUDIT COMMITTEE

      The Audit Committee, comprised of four non-employee directors, met on four occasions during 2001. Each of the members of the Audit Committee is independent as defined in Rule 4200(a) of the NASD Listing Standards. Primary duties and responsibilities of the Audit Committee include annually recommending to the Board of Directors an independent public accounting firm to be appointed auditors of the Corporation and the Banks, reviewing the scope and fees for the audit, reviewing all the reports received from the independent certified public accountants, and coordinating matters with the internal auditing function. The Board of Directors has not adopted an Audit Committee Charter. On February 20, 2002, the Audit Committee submitted to the Board the following report.

      Audit Committee Report

      We have reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2001.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors, as required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Form 10-K for the year ended December 31, 2001.

      Management is responsible for the Corporation's financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Corporation's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Corporation and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Corporation's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Corporation's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Corporation's financial statements has been carried out in accordance with generally accepted auditing standards or that our Corporation's independent accountants are in fact "independent."

      Respectfully submitted, Edward J. Engle, Jr., William R. Gentner, J. Paul Rupert and J. David Stutzman.

COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

      All of the executive officers of the Corporation, with the exception of Mr. Kapnick (the Chairman) are also officers of one or more of the Corporation's subsidiary banks. They serve as officers of the Corporation as an incident to their primary service as an officer and employee of a subsidiary bank and receive no compensation directly from the Corporation. Although there is a great deal of communication between the Board of Directors of the Corporation and the Boards of Directors of the subsidiary banks, the Boards of Directors of the subsidiary banks retain authority and responsibility for setting compensation for their own officers, including those officers who also serve as officers of the Corporation.

      The Executive Committee of the Corporation serves as a Compensation Committee with respect to Mr. Gill's compensation, with Mr. Gill excluded from decisions with respect to his own compensation. The Board of Directors of the Corporation, except Mr. Gill, serves as a committee to administer the Stock Option Plans of the Corporation. The Corporation's Board of Directors has responsibility for establishing the formal Employee Benefit

Plans, which are available to the employees of the subsidiary banks. These plans currently include a Qualified Employee Stock Ownership and 401(k) Plan, and the 2001 Stock Option Plan. The Board of Directors of the Corporation reviews the compensation to be paid to executive officers of the subsidiary banks and who also serve as officers of the Corporation. Recommendation and formal authorization of the compensation of subsidiary bank executive officers is, however, the role of the Board of Directors of the subsidiary banks.

      All executive officers receive a salary and, if net income is satisfactory, an annual cash bonus. It is the policy of the Corporation and the subsidiary banks to set salaries at levels that will be competitive with other comparable financial institutions in order to enable the Corporation and the subsidiary banks to retain and, when needed, attract qualified executive officers. Information on compensation levels of other institutions is obtained from compensation surveys published by the Michigan Bankers Association, the Bank Administration Institute and from other similar sources. In setting salaries, the Corporation and the subsidiary banks also seek to assure relative fairness in the compensation of officers and to recognize the value of the contribution that each makes to the Corporation's success. Annual cash bonuses are based on a discretionary evaluation of the performance of the Corporation and the subsidiary bank served by the officer. Bonuses also take into account recognition of specific personal achievements of the individual officers.

      During 2001, stock options to purchase 400 shares were granted to the Corporation's President who also serves as President of Bank of Lenawee. Stock options to purchase 300 shares were granted to the President of Bank of Washtenaw. No stock options were granted to any other executives. The number of shares subject to each option was based upon the position and discretionary assessment of the performance of each grantee. The options awarded in 2001 vest at the rate of 20% each year.

      The Corporation generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of each executive officer's respective annual salary and bonus.

      The salary and bonus of Patrick K. Gill, President and Chief Executive Officer of the Corporation and the Bank of Lenawee, was recommended by the Executive Committee of the Bank of Lenawee and approved by the Boards of Directors of the Corporation and the Bank of Lenawee. In recommending and approving Mr. Gill's salary, the Committee and the Boards considered a survey of compensation paid to executive officers by Michigan financial institutions of more or less comparable size. Mr. Gill's salary, bonus and stock option awards were also based on a discretionary evaluation of Mr. Gill's personal performance and the operating results of the Corporation and the Bank of Lenawee. For this purpose, the Committee and the Board of Directors focused on the earnings of the Corporation and the Bank of Lenawee in the year just completed, the quality and productivity of the management team, reductions in administrative staffing, and continuing improvements made in loan quality, loans and loan allowance management, and loan documentation and procedures.

      Respectfully submitted, Allan F. Brittain (member Executive and Compensation Committees), Douglas L. Kapnick (member Executive and Compensation Committees), J. Paul Rupert (member Compensation Committee), Emory M. Schmidt (member Executive and Compensation Committees), Patrick K. Gill (member Executive and Compensation Committees), Pamela S. Fisher (member Compensation Committee) and Walter G. Byers (member Compensation Committee).

EXECUTIVE COMPENSATION SUMMARY

      The following table sets forth the compensation paid by the Bank of Lenawee during the last three years to its Chief Executive Officer, Chief Financial Officer, and Corporate Secretary. There are no employees of the Corporation. All are employed by either the Bank of Lenawee or the Bank of Washtenaw. No other executive officers of the Corporation received annual compensation in excess of $100,000 during this period.
                                                        Annual Compensation
                                             -----------------------------------------
                                                                                                   All Other
      Name and Principal Position            Year            Salary             Bonus            Compensation
      ---------------------------            ----            ------             -----            ------------
Patrick K. Gill, President/CEO               2001          $165,101           $50,846             $79,594(1)
                                             2000           150,500            77,282              70,633(1)
                                             1999           130,000            48,950              61,600(1)

Loren V. Happel, CFO                         2001           $87,240           $13,852                    N/A
                                             2000            82,000            23,900
                                             1999            80,400            22,100

Pamela S. Fisher, Corp. Sec.                 2001           $89,140           $14,318                    N/A

(1)	Includes the value of a share grant of Company common stock, amounts reimbursed for payment of taxes and the use of a Company vehicle. Share grants were 1,000 in 2001 and 2000 and 500 in 1999.

      In 1999, Patrick K. Gill and the Bank of Lenawee executed an agreement that outlines his compensation arrangement. That compensation consists of a minimum annual base salary of $150,000, participation in a cash incentive program, participation in a shareholder-approved stock option program for directors and certain executive officers, a 1,000 share stock award, a vehicle and all other benefits as may be provided to employees generally. The agreement also outlines various termination scenarios and the compensation and/or benefits to be paid under each. In the event of an involuntary termination, without cause, of Mr. Gill's employment, or his resignation for good reason (change in duties or responsibilities or reduction in base salary), his compensation and benefits will be paid for twelve months. Should his employment be terminated for cause, or he resign without good reason, no salary continuation will be paid and benefits will only be provided in accordance with the plans and practices applicable to employees generally.

      The Corporation maintains a defined benefit pension plan for substantially all employees. The Corporation also maintains an Employee Stock Ownership and 401(k) plan covering substantially all employees.

                                        EXECUTIVE OPTION GRANTS IN LAST FISCAL YEAR

                                       Percent of
                                          Total
                        Number of        Options
                          Shares       Granted to                                      Potential Realizable Value at
                        Underlying      Employees                                      Assumed Annual Rates of Stock
                         Options        in Fiscal     Exercise     Expiration      Price Appreciation for Option Term(2)
                         Granted          Year          Price         Date                5%                   10%
                         -------          ----          -----         ----                --                   ---
Patrick K. Gill            400             57%        $51.00(1)       2011             $10,874               $29,400

(1)	Appraised value in the most recent independent appraisal performed for purposes of the Bank's Employee Stock Ownership Plan.
(2)	Computed based on last sale price ($48.00 per share), during 2001, of which management is aware.

                                                  YEAR END OPTION VALUES

                                                               Number of Shares Underlying        Value of Unexercised
                                                                 Unexercised Options at          In-the-Money Options at
                       Shares Acquired                              December 31, 2001             December 31, 2001(1)
        Name             On Exercise      Value Realized        Exercisable/Unexercisable       Exercisable/Unexercisable
        ----             -----------      --------------        -------------------------       -------------------------
Patrick K. Gill              -0-                 -0-                    2280/840                  $51,268.80/$4,048.00

(1) Computed based on last sale price ($48.00 per share), during 2001, of which management is aware.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Certain directors and officers of the Corporation have had, and are expected to have in the future, loan and other extension of credit transactions with the subsidiary banks, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, such transactions with the subsidiary banks. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectability or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and will be subject to approval by a majority of the Corporation's independent, outside disinterested directors.

      The Corporation and the subsidiary banks purchase all of their insurance products through an insurance agency owned primarily by Mr. Kapnick, one of the directors. All insurance products are purchased at rates, which are believed to be competitive for the same or comparable insurance products that could be purchased through other agencies. Total premiums paid to Mr. Kapnick's agency for one year of insurance coverage purchased by the Corporation and the subsidiary banks during 2001 were approximately $66,204.00. The Corporation and the subsidiary banks also purchase most of their office furniture through Today's Office, a retail furniture franchise owned by Dr. Rupert, also a director. The furniture is purchased at prices that are competitive with other retail office furniture suppliers. Total invoices paid to Dr. Rupert's store during 2001 were approximately $169,752.00.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the MG Group Index and the NASDAQ Stock Market Index for the five-year period ended December 31, 2001. The MG Group Index is an index composed of over 90 banks and bank holding companies located in the Midwest and published by Media General Financial Services. The following information is based on an investment of $100, on December 31, 1996, in the Corporation's common stock, the MG Group Index, and the NASDAQ Stock Market Index, with dividends reinvested. There has been only limited trading in the Corporation's common stock and the Corporation's common stock does not trade on any stock exchange or on the NASDAQ market. Accordingly, the returns reflected in the following graph and table are based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.

-------------------------------------------------------------------------------------------------------------------
                                       1996         1997          1998         1999          2000         2001
-------------------------------------------------------------------------------------------------------------------
Lenawee Bancorp                        100         123.86        227.85       359.44        312.48       236.98
-------------------------------------------------------------------------------------------------------------------
MG Group Index                         100         170.69        189.37       157.15        191.37       193.01
-------------------------------------------------------------------------------------------------------------------
NASDAQ Market Index                    100         122.32        172.52       304.29        191.25       152.46
-------------------------------------------------------------------------------------------------------------------
Source: Media General Financial Services, Richmond, Virginia

COMPLIANCE WITH SECTION 16 REPORTING

      The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers and beneficial owners of more than 10% of the Corporation's common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Corporation believes that during the year ended December 31, 2001, its directors, executive officers and beneficial owners of more than 10% of the Corporation's common stock have complied with all filing requirements applicable to them.

SHAREHOLDER PROPOSALS

      Any shareholder proposal to be considered by the Corporation for inclusion in the 2003 Annual Meeting of Shareholders proxy materials must be received by the Corporation no later than November 20, 2002.

AVAILABILITY OF 10-K ANNUAL REPORT

      An annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2001, will be provided free to shareholders upon written request. Write to Lenawee Bancorp, Inc., Attention: Pamela S. Fisher, 135 East Maumee Street, Adrian, Michigan 49221. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the "SEC"). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The SEC's web site address is http:\\www.sec.gov.

MISCELLANEOUS

      The management of the Corporation is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

      The cost of soliciting proxies in the accompanying forms will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Corporation.

      Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

BY ORDER OF THE BOARD OF DIRECTORS Pamela S. Fisher Secretary

March 19, 2002

Lenawee Bancorp, Inc.

2001
Annual Report

This 2001 Annual Report contains audited financial statements and a detailed financial review. This is Lenawee Bancorp's 2001 annual report to shareholders. Although attached to our proxy statement, this report is not part of our proxy statement, is not deemed to be soliciting material, and is not deemed to be filed with the Securities and Exchange Commission (the "SEC") except to the extent that it is expressly incorporated by reference in a document filed with the SEC.

The 2000 Summary Annual Report to Shareholders accompanies this proxy statement. That report presents information concerning the business and financial results of Lenawee Bancorp in a format and level of detail that we believe shareholders will find useful and informative. Shareholder who would like to receive even more detailed information than that contained in this 2000 Annual Report are invited to request our Annual Report on Form 10-K.

      Lenawee Bancorp, Inc.'s Form 10-K Annual Report to the Securities and Exchange Commission will be provided to any shareholder without charge upon written request. Requests should be addressed to Lenawee Bancorp, Inc., Attention: Pamela S. Fisher, 135 East Maumee Street, Adrian, Michigan 49221.

LENAWEE BANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000CONTENTS

SELECTED FINANCIAL DATA............................................................................................................................	2

MANAGEMENT'S DISCUSSION AND ANALYSIS............................................................................................	3

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL REPORTING.........................................................	16

REPORT OF INDEPENDENT AUDITORS.........................................................................................................	17

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS..........................................................................................................	18

CONSOLIDATED STATEMENTS OF INCOME..........................................................................................	19

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY.................................	20

CONSOLIDATED STATEMENTS OF CASH FLOWS.................................................................................	21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................................................................	22

COMMON STOCK INFORMATION.................................................................................................................	42

SELECTED FINANCIAL DATA
(In thousands, except per share data)

                                                            2001        2000        1999        1998        1997
                                                            ----        ----        ----        ----        ----
For the Year:
Total interest income                                     $ 21,012    $ 20,851    $ 17,923    $  17,517   $  16,929
Total interest expense                                       8,198       8,710       6,312        7,205       7,586
Net interest income                                         12,814      12,141      11,611       10,312       9,343
Provision for loan losses                                      388          30       2,560          239         245
Noninterest income                                           4,151       2,064       2,237        2,850       1,769
Noninterest expense                                         12,182       9,414       8,994        8,913       7,632
Income before income taxes                                   4,395       4,761       2,294        4,010       3,235
Net income                                                   3,043       3,205       1,563        2,660       2,132

Per Share Data:
Basic earnings per share                                  $   3.58    $   3.75    $   1.83    $    3.13   $    2.51
Diluted earnings per share                                    3.54        3.71        1.83         3.12        2.51
Cash dividends declared per share                              .80         .94         .75          .67         .60
Shareholders' equity and net ESOP obligation per share       33.01       29.91       26.72        26.26       23.71
Shareholders' equity per share                               27.77       23.90       21.64        21.92       20.24

At Year-End:
Total assets                                              $278,127    $259,747    $239,904    $ 220,414   $ 212,920
Loans receivable                                           214,749     214,512     197,308      158,487     163,039
Allowance for loan losses                                    2,200       2,287       4,646        2,182       1,964
Deposits                                                   235,407     224,143     199,206      185,891     174,973
Borrowed funds                                               7,394       7,936      16,177       10,626      16,346
Shareholders' equity and net ESOP obligations               28,007      25,467      22,775       22,345      20,074
Shareholders' equity                                        23,563      20,353      18,449       18,648      17,137

Financial:
Net interest income to average earning assets                5.09%       5.26%       5.66%        5.07%       4.72%
Return on average shareholders' equity and
  net ESOP obligation                                        11.58       13.29        6.65        12.46       10.99
Return on average shareholders' equity                       14.14       16.59        8.02        14.76       12.84
Return on average assets                                      1.12        1.28         .70         1.21        1.00
Tier 1 leverage ratio                                        11.90        9.90        9.90         9.90        9.30
Dividend payout ratio                                        22.35       25.07       40.98        21.41       23.86
Average shareholders' equity and net ESOP
  obligation to average total assets                          9.66        9.60       10.52         9.72        9.11
Average shareholders' equity to average total assets          7.91        7.72        8.72         8.21        7.79

All per share data has been adjusted to reflect stock splits and stock dividends.

2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

The following discussion provides information about the financial condition and results of operations of Lenawee Bancorp, Inc. It should be read in conjunction with the consolidated financial statements included elsewhere in this Annual Report.

BUSINESS OF LENAWEE BANCORP, INC.

Lenawee Bancorp, Inc. (the Company), a bank holding company, was incorporated in Michigan in 1993. On April 15, 1993, the Company acquired all of the stock of the Bank of Lenawee (the Bank), a Michigan banking corporation chartered in 1869. On January 1, 2001 the Bank of Lenawee made the real estate origination component of its business a separate entity named Pavilion Mortgage Company. On January 8, 2001 the Company opened a new bank, the Bank of Washtenaw. The new bank is operating the former Saline Michigan branch of the Bank of Lenawee and has opened a new branch and administrative offices in Ann Arbor, Michigan.

Business is concentrated primarily in a single industry segment - commercial banking. Each bank provides a full range of banking services to individuals, commercial businesses and industries located in its service area. Each bank maintains diversified loan portfolios, including loans to individuals for home mortgages, automobiles and personal expenditures, and loans to business enterprises for current operations and expansion. Each bank offers a variety of deposit products, including checking, savings, money market, individual retirement accounts and certificates of deposit.

The principal markets for financial services are the mid-Michigan communities in which the banks are located and the areas immediately surrounding these communities. The banks serve these markets through 11 locations in or near their communities. The banks do not have any material foreign assets or income.

Our principal source of revenue is interest and fees on loans. On a consolidated basis, interest and fees on loans accounted for 77% of our total revenue in 2001 compared to 84% in 2000. The significant reductions in interest rates during 2001 resulted in a significant increase in the volume of loan sale activity and gains on sales of mortgage loans. These gains accounted for 11% of our total revenue in 2001 as compared to 3% in 2000.

2001 HIGHLIGHTS

The major highlights of 2001 for the Company were the formation of Pavilion Mortgage Company and the Bank of Washtenaw. We believe these new subsidiaries will help us expand our market and provide the products and services our customers need. We made significant investments in these new subsidiaries and the impact is reflected in the 2001 financial statements, particularly in the areas of staffing and occupancy costs.

Our net income for the year ended December 31, 2001 was $3,043,072, which was a 5.3% decrease from our 2000 net income of $3,204,933. As a result, our basic earnings per share decreased to $3.58 in 2001 from $3.75 in 2000. Diluted earnings per share decreased from $3.71 in 2000 to $3.54 in 2001. Our return on average equity including net ESOP obligation declined to 11.58% in 2001 from 13.29% in 2000.

Our total assets grew to $278.1 million in 2001 from $259.7 million in 2000. This growth reflects the investments made in our new subsidiaries. As a result of the significant refinancing activity that occurred during 2001, our net loan balances stayed relatively unchanged at $212 million.

3.

NET INTEREST INCOME

As discussed earlier, the largest component of our operating income is net interest income. Net interest income is the difference between the interest and fees we earn on our earning assets and the interest we pay on deposits and other borrowings. A number of factors influence net interest income. These factors include: changes in volume and mix of interest-earning assets and interest-bearing liabilities, government monetary and fiscal policies, national and local market interest rates and customer preference.

Our net interest income was $12.8 million in 2001, an increase of $673,000 over 2000. The 2001 increase in net interest income was primarily the result of decreased funding costs. The table below shows the yields earned on our interest-earning assets and our costs of interest-bearing liabilities. The table also reflects our net interest margin for the years ended December 31, 2001, 2000 and 1999.

Average Balance Sheet and Analysis of Net Interest Income

                                                                         Years ended December 31,
                                      -------------2001------------   ------------2000--------------   -----------1999--------------
                                      Average                Yield/    Average                Yield/   Average               Yield/
                                      Balance    Interest     Rate     Balance     Interest    Rate    Balance    Interest    Rate
                                                                            (Dollars in thousands)
Interest-earning assets:
  Loans receivable                   $ 217,424   $ 19,284     8.87%    $ 203,698  $ 19,268    9.46%    $ 171,276  $16,025      9.36%
  Securities available for sale (1)     24,038      1,253     5.21        21,264     1,168    5.49        28,456    1,555      5.46
  Federal funds sold                     6,783        255     3.76         2,708       167    6.17         2,319      118      5.09
  Federal Home Loan Bank Stock           2,504        181     7.23         2,504       200    7.99         2,504      200      7.99
  Interest-bearing balances with
    other financial institutions           867         40     4.61           782        48    6.14           517       25      4.84
                                     ---------    -------               --------   -------              --------  -------
      Total interest-earning assets    251,616     21,013     8.35       230,956    20,851    9.03       205,072   17,923      8.74
Noninterest-earning assets:
  Cash and due from financial
    institutions                        10,316                             8,369                           7,807
  Premises and equipment, net            6,526                             6,333                           6,556
  Other assets                           3,424                             5,466                           3,893
                                     ---------                          --------                        --------
      Total assets                   $ 271,882                         $ 251,124                     $   223,328
                                     =========                         =========                        ========
Interest-bearing liabilities:
  Interest-bearing demand deposits   $  56,113   $  1,207     2.15     $  53,156  $  1,821    3.43%    $  48,636   $1,337      2.75%
  Savings deposits                      24,389        340     1.39        23,756       358    1.51        24,293      379      1.56
  Time deposits                        115,060      6,233     5.42        97,827     5,675    5.80        79,088    3,977      5.03
  Repurchase agreements and other
    borrowings                           3,083         86     2.79         3,955       191    4.83         3,942      155      3.93
  FHLB advances                          5,519        333     6.03        10,637       665    6.25         7,812      464      5.94
                                     ---------    -------               --------   -------              --------  -------
      Total interest-bearing           204,164      8,199     4.02       189,331     8,710    4.60       163,771    6,312      3.85
liabilities
Noninterest-bearing liabilities:
  Demand deposits                       39,198                            35,839                          34,634
  Other liabilities                      2,251                             1,846                           1,430
                                     ---------                          --------                        --------
      Total liabilities                245,613                           227,016                         199,835
  Common stock subject to
      repurchase obligation in ESOP      4,756                             4,720                           4,012
  Shareholders' equity                  21,513                            19,388                          19,481
                                     ---------                          --------                        --------
      Total liabilities and
         shareholders' equity        $ 271,882                         $ 251,124                       $ 223,328
                                     =========                         =========                       =========
Net interest income/interest rate
  spread                                        $  12,814    4.33%                 $12,141    4.43%               $11,611      4.89%
                                                =========    =====                 =======    =====               =======      =====
Net interest margin (2)                                      5.09%                            5.26%                            5.66%
                                                             =====                            =====                            =====
Average interest-earning assets to
average interest-bearing liabilities                       123.24%                          121.99%                          125.22%
                                                           =======                          =======                          =======
(1)	Interest income on tax-exempt securities has not been adjusted to a taxable equivalent basis.
(2)	Net interest earnings divided by average interest-earning assets.

4.

Net interest margin is net interest income divided by average earning assets. Our net interest margin declined to 5.09% from 5.26% in 2000 and 5.66% in 1999. During 2001, the Federal Reserve decreased the discount rate by 475 basis points from 6.0% to 1.25%. As a result, our prime lending rate decreased from 9.5% at December 31, 2000 to 4.75% at December 31, 2001. With such a drastic change in interest rates, we experienced a short-term decline in revenues from this decrease in the prime lending rate. A large portion of our variable rate business and consumer loan portfolios is tied directly to the prime lending rate. Offsetting the impact of this reduction in interest income on our loan products was the decrease in our costs of local deposit funding. Our primary source of funding is from the local markets we serve and our costs of funds decreased from 4.60% in 2000 to 4.02% in 2001.

The following table analyzes the effect of volume and rate changes on interest income and expense for the periods indicated.

                                       ---------2001 Compared to 2000-------  --------2000 Compared to 1999---------
                                         Amount        Amount         Net       Amount       Amount         Net
                                         Due to        Due to      Increase     Due to       Due to      Increase
                                         Volume         Rate      (Decrease)    Volume        Rate      (Decrease)
                                         ------         ----      ----------    ------        ----      ----------
                                                                      (In thousands)
Interest income
   Loans receivable                     $   1,256    $  (1,240)   $      16     $  3,065     $    178     $   3,243
   Securities available for sale              147          (62)          85         (395)           8          (387)
   Federal funds sold                         173          (85)          88           22           27            49
   Federal Home Loan Bank Stock                 -          (19)         (19)           -            -             -
   Interest-bearing balances with
     financial institutions                     5          (13)          (8)          15            8            23
     Total interest income                  1,581       (1,419)         162        2,707          221         2,928

Interest expense
   Interest-bearing deposits
     Demand                                    96         (712)        (616)         133          351           484
     Savings                                    9          (27)         (18)          (8)         (13)          (21)
     Time                                     952         (394)         558        1,030          668         1,698
   Repurchase agreements and
     other borrowings                         (36)         (69)        (105)           1           35            36
   FHLB advances                             (310)         (22)        (332)         175           26           201
     Total interest expense                   711       (1,224)        (513)       1,331        1,067         2,398

Net interest income                     $     870    $    (197)   $     673     $  1,376     $   (846)    $     530

5.

PROVISION FOR LOAN LOSSES

The provision for loan losses is the amount added to the allowance for loan losses to absorb losses that have been incurred. The loan loss provision is based on historical loss experience and such other factors, which, in our judgment, deserve current recognition in maintaining an adequate allowance for loan loss balance.

The provision for loan losses was $388,000 in 2001 and $30,000 in 2000. This increase in provision for loan losses is representative of the increased risk arising from the deteriorating economy in 2001. We determined the additional provision was necessary in 2001 as a result of the current economic conditions as well as signs of deterioration of credit quality as shown in key indicators such as nonperforming loans. Our total nonperforming loans more than doubled from $636,000 at December 31, 2000 to $1,276,000 at December 31, 2001.

In 1999 the provision for loan losses was $2,560,000 due to a large anticipated loan loss stemming from the Bank of Lenawee’s purchase of a $3.0 million participation out of a $5.3 million credit package originated by another bank (“Lead Bank”). The Lead Bank retained responsibility for overall credit administration and monitoring and maintained exclusive contact with the borrower after the loan was made. The borrower, a manufacturer located in Big Rapids, Michigan (“Borrower”), unbeknownst to the Bank of Lenawee, began to experience financial difficulties almost immediately and may have provided misleading information to both the Bank of Lenawee and the Lead Bank. Over the course of 2000, we charged $2.3 million against the allowance for loan losses with respect to this credit. We have also instituted legal action against the Lead Bank claiming negligence in its administration of the credit and seeking recovery of the loss incurred as a result of participation in the credit. That litigation has continued for some time, and as in all similar situations, the outcome remains uncertain.

NONINTEREST INCOME

Noninterest income was $4.2 million in 2001 as compared to $2.1 million in 2000. This represents a 101% increase from 2000. This increase in noninterest income is attributable to increased service charges and fees and a significant increase in the mortgage banking activity and resulting increase in gains on loan sales.

The largest contributing factor to our 2001 noninterest income was a $2.1 million increase in net gains on mortgage loan sales. The decline in interest rates during 2001 substantially increased the mortgage refinancing business. During 2001, we sold $158.3 million of loans in the secondary market, resulting in net gains of $2.7 million. In 2000, we sold $45.0 million of loans resulting in net gains of $652,000. In 1999, we sold $49.5 million of loans resulting in net gains of $1.0 million.

Contributing further to noninterest income were increases in our service charges and fees which grew to $1.4 million in 2001 from $1.0 million in 2000 and $779,000 in 1999. These increases are primarily attributable to the growth of our deposit base.

NONINTEREST EXPENSE

Noninterest expense of $12.2 million in 2001 is an increase of $2.8 million or 29% compared to the noninterest expense of $9.4 million in 2000. The majority of the increase is the result of start up costs, staffing and occupancy expenses associated with opening the Bank of Washtenaw. We added two facilities and increased our staff from 127 full time equivalents at December 31, 2000 to 150 full time equivalents at December 31, 2001. This resulted in an increase in our efficiency ratio from 66.26% in 2000 to 71.81% in 2001.

6.

INCOME TAX EXPENSE

Our income tax expense was $1.4 million in 2001 compared to $1.6 million in 2000 and $731,000 in 1999. The decrease from 2000 to 2001 was directly attributable to the increased level of noninterest expense.

The statutory federal tax rate during 2001, 2000 and 1999 was 34%. Our effective tax rate was lower than the statutory rate in all three years, primarily due to our tax-exempt interest income. Our effective tax rate was 31% in 2001, 33% in 2000, and 32% in 1999.

SECURITIES PORTFOLIO

The following table shows securities by classification as of December 31, 2001 and the amounts and weighted-average yields by maturity period. Securities that are not due at a single maturity date, primarily mortgage-backed securities, are not shown.

                         --------------------------------------------MATURING----------------------------------------------
                               Within            After One But      After Five But         After
                                One              Within Five         Within Ten            Ten
                                Year                 Years              Years             Years              Total
                                                          (Dollars in thousands)
                          Amount     Yield     Amount    Yield     Amount    Yield   Amount    Yield   Amount       Yield
                          ------     -----     ------    -----     ------    -----   ------    -----   ------       -----
Available For Sale
U.S. Treasuries
and government
  agencies                $  5,398   5.14%   $  12,666   5.57%   $    -       -%    $     -       -%   $   18,064    5.44%
State and municipal (1)        349   5.94%       3,358   4.81%      661    6.50%        765    6.50%        5,133    5.36%
   Total                  $  5,747           $  16,024           $  661             $   765            $   23,197

(1) Yields on tax-exempt securities are computed on a fully taxable-equivalent basis.

Our Asset/Liability Management Committee (Committee) is responsible for developing investment guidelines and strategies. The Committee relies on the expertise of an investment advisor to select appropriate investments for the portfolio. Decisions to purchase securities and the maturity date selected are coordinated with an overall plan to manage liquidity and interest rate exposure.

We do not invest in derivative securities. We held no impaired securities at December 31, 2001. As of December 31, 2001, the aggregate amortized cost of securities we held which were issued by the State of Michigan and its political subdivisions totaled $4.6 million with an aggregate market value of $4.7 million.

The U.S. government agency securities identified as available for sale are laddered to mature over five years with a three year average life. The goal is to reduce the volatility of the securities portfolio yield and still provide a predictable source of liquidity.

We had no held to maturity securities as of December 31, 2001, 2000 and 1999. The book value of securities available for sale, as of the dates indicated, are summarized as follows:

                                                                   -----------December 31,-------------
                                                                      2001        2000         1999
                                                                      ----        ----         ----
                                                                             (In thousands)
   U.S. Treasuries and government  agencies                       $  18,064     $  7,283     $  7,169
   State and municipal                                                5,133        6,911        9,376
   Other securities                                                   2,772        5,127        6,479
                                                                  ---------     --------     --------
                                                                  $  25,969     $ 19,321     $ 23,024
                                                                  =========     ========     ========

7.

LOAN PORTFOLIO

Our lending efforts are concentrated primarily in the Michigan communities in which our banks’ branches are located. The banks have no foreign loans.

Our loan growth during 2001 was limited as a result of the significant refinancing activity experienced during 2001. Our total loans increased $200,000 from year-end 2000 to 2001. We did experience growth in our commercial loan portfolio, growing from $116.1 million at December 31, 2000 to $123.3 million at December 31, 2001.

The following table presents the gross amount of loans outstanding by loan type:

                                          --------------------------December 31,-------------------------
                                              2001         2000         1999         1998         1997
                                              ----         ----         ----         ----         ----
                                                                   (In thousands)

Commercial, financial and agricultural    $  155,071   $  149,058   $  135,324    $ 112,451    $  106,494
Real estate - construction                     7,318       13,383        9,934            -             -
Real estate - mortgage                        17,409       14,225       17,203       17,010        27,835
Consumer                                      34,951       37,846       34,847       29,026        28,710
                                          ----------   ----------   ----------    ---------    ----------
                                          $  214,749   $  214,512   $  197,308    $ 158,487    $  163,039
                                          ==========   ==========   ==========    =========    ==========

The following table shows the maturity of loans outstanding (in thousands) at December 31, 2001. Also provided are the amounts due after one year, classified according to their sensitivity to changes in interest rates.

                                                                   Due
                                                    Due         After One          Due
                                                  Within       But Within         After
                                                 One Year      Five Years      Five Years        Total
                                                 --------      ----------      ----------        -----
Commercial, financial and agricultural          $    49,494    $    90,407    $    15,170     $   155,071
Real estate-construction                              7,318              -              -           7,318
Real estate-mortgage                                  3,152          7,150          7,107          17,409
Consumer                                             12,899         15,845          6,207          34,951
                                                -----------     ----------    -----------     -----------
                                                $    72,863    $   113,402    $    28,484     $   214,749
                                                ===========    ===========    ===========     ===========
Loans due after one year:
   Fixed rate                             $    84,012
   Floating or adjustable rate                 57,874
                                          -----------
                                          $   141,886
                                          ===========

8.

ASSET QUALITY

Management believes that a conservative credit culture is critical to successful performance. Through Officer and Director Loan Committees, management reviews and monitors the quality of the various loan portfolios. Internal and external loan review personnel also review our loan performance and underwriting regularly. The stable regional economy over recent years has created a stable lending environment. The recent change in the momentum of the economy to static has begun to show signs of impacting some of our loan customers as shown in the nonperforming assets table below.

Loans are placed on non-accrual status when principal or interest is past due 90 days or more, the loan is not well-secured, and is in the process of collection or when reasonable doubt exists concerning collectibility of interest or principal. Any interest previously accrued in the current period but not collected is reversed and charged against current earnings.

At December 31, 2001, the Banks had no loans for which payments were presently current, but the borrowers were experiencing serious financial difficulties. As of December 31, 2001 there were no concentrations of loans exceeding 10% of total loans.

The following table summarizes non-accrual and past due loans and other real estate owned:

                                                    --------------------------December 31,-------------------------
                                                        2001         2000         1999         1998         1997
                                                        ----         ----         ----         ----         ----
                                                                             (In thousands)

   Non-accruing loans past due                       $     230    $     113     $  3,071     $    121     $      78
   Loans past due 90 days or more                        1,046          523          275          275           367
                                                     ---------    ---------     --------     --------     ---------
     Total nonperforming loans                           1,276          636        3,346          396           445
   Other real estate                                       879          294          255          341           232
                                                     ---------    ---------     --------     --------     ---------
     Total nonperforming assets                      $   2,155    $     930     $  3,601     $    737     $     677
                                                     =========    =========     ========     ========     =========
   Nonperforming loans as a percent of
     total loans                                          .59%          .30%        1.73%         .25%         .27%
   Nonperforming assets as a percent of
     total loans                                         1.00%          .43%        1.87%         .47%         .42%
   Nonperforming loans as a percent of the
     loan loss reserve                                  58.00%        27.81%       77.50%       18.15%       22.66%

9.

ALLOWANCE FOR LOAN LOSSES

The following table summarizes changes in the allowance for loan losses.

                                                    --------------------Years ended December 31,-------------------
                                                                             (in thousands)
                                                        2001         2000         1999         1998         1997
                                                        ----         ----         ----         ----         ----
Loans:
   Average daily balance of loans for the year, net  $ 217,424    $ 203,698     $171,276     $163,916     $ 158,603
   Amount of loans outstanding at end of year, net   $ 212,589    $ 212,317     $192,721     $156,272     $ 161,102

Allowance for loan losses:
   Balance at beginning of year                      $   2,287    $   4,646     $  2,182     $  1,964     $   1,761
   Loans charged off:
     Real estate - mortgage                                  -            -           34           13             -
     Real estate - construction                              -           18            -            -             -
     Commercial and agricultural                           314        2,339           28           14            15
     Consumer                                              265          120           96           26            61
                                                     ---------    ---------     --------     --------     ---------
                                                           579        2,477          158           53            76
                                                     ---------    ---------     --------     --------     ---------
   Recoveries of loans previously charged-off:
     Real estate-mortgage                                    -            2           15            -             -
     Commercial and agricultural                            81           36            6           10            14
     Consumer                                               23           50           41           22            20
                                                     ---------    ---------     --------     --------     ---------
                                                           104           88           62           32            34
                                                     ---------    ---------     --------     --------     ---------
   Net loans charged-off (recoveries)                      475        2,389           96           21            42
   Additions to allowance charged to operations            388           30        2,560          239           245
                                                     ---------    ---------     --------     --------     ---------
     Balance at end of year                          $   2,200    $   2,287     $  4,646     $  2,182     $   1,964
                                                     =========    =========     ========     ========     =========
Ratios:
   Net loans charged off to average net loans
     outstanding                                           .22%        1.17%         .06%         .01%          .03%
   Allowance for loan losses to net loans
     outstanding                                          1.03%        1.08%        2.41%        1.40%         1.22%

The allowance for loan losses has been allocated according to the amount deemed to be reasonably necessary to provide for the probability of losses being incurred as follows:

                         ------------------------------------------------December 31,----------------------------------------
                                 2001                 2000                1999                 1998                 1997
                                 ----                 ----                ----                 ----                 ----
                                   Percent              Percent              Percent              Percent             Percent
                                   of Loans             of Loans             of Loans             of Loans            of Loans
                                   to Total             to Total             to Total             to Total            to Total
                         Allowance   Loans   Allowance   Loans   Allowance    Loans    Allowance   Loans  Allowance    Loans
                         -----------------------------------------------------------------------------------------------------
                                                                   (In thousands)
Commercial, financial
  and agricultural          $1,900    72.20%  $ 1,774    69.49%   $ 4,010      68.59%  $ 1,680    70.95%   $ 1,556    65.32%
Real estate - mortgage           5     8.11         1     6.63         33       8.72        18    10.73          2    17.07
Real estate - construction      23     3.41       134     6.23         99       5.03        74        -         49        -
Consumer                       148    16.28       119    17.65        135      17.66       130    18.32         27    17.61
Unallocated                    124        -       259        -        369          -       280       -         330        -
                            ------   -------  -------   -------   -------     -------  -------   -------   -------   -------
                            $2,200   100.00%  $ 2,287   100.00%   $ 4,646     100.00%  $ 2,182   100.00%   $ 1,964   100.00%
                            ======            =======             =======              =======             =======

10.

LIQUIDITY

Liquidity is generally defined as the ability to meet cash flow needs of customers for loans and deposit withdrawals. To meet cash flow requirements, sufficient sources of liquid funds must be available. These sources include short-term investments, repayments of loans, maturing and called securities, sales of assets, growth in deposits and other liabilities and profits.

At December 31, 2001, we had $8.3 million in federal funds sold. We also had $25.0 million of additional borrowing capacity at the Federal Home Loan Bank and $4.0 million of borrowing capacity with correspondent banks.

During 2001, we also generated $5.8 million in cash from operating activities. All of these sources are available to meet cash flow needs of loan and deposit customers.

We also need cash to pay dividends to our shareholders. Our primary source of cash is the dividends paid to the parent by our banks. We believe that cash from operations is sufficient to supply the cash needed to continue paying a reasonable dividend.

CAPITAL RESOURCES

At December 31, 2001, equity capital totaled $23.6 million. Management monitors the capital levels of the Company and the banks to provide for current and future business opportunities and to meet regulatory guidelines for “well capitalized” institutions. “Well capitalized” institutions are eligible for reduced FDIC premiums, and also enjoy other reduced regulatory restrictions.

At December 31, 2001, the Company and the banks exceeded all regulatory minimum capital requirements and are considered to be “well capitalized.”

ASSET LIABILITY MANAGEMENT

Asset liability management involves developing, implementing and monitoring strategies to maintain sufficient liquidity, maximize net interest income and minimize the impact that significant fluctuations in market interest rates would have on earnings. Our banks’ Asset/Liability Committees are responsible for managing this process.

Quantitative and Qualitative Disclosures about Market Risk
Our primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. Our banks’ transactions are denominated in U.S. dollars with no specific foreign exchange exposure. Also, the banks have a limited exposure to commodity prices related to agricultural loans. Any impacts that changes in foreign exchange rate and commodity prices would have on interest rates are assumed to be insignificant.

Interest rate risk (IRR) is the exposure of a banking organization’s financial condition to adverse movements in interest rates. Accepting this risk can be an important source of profitability and stockholder value; however, excessive levels of IRR could pose a significant threat to earnings and capital. Accordingly, effective risk management that maintains IRR at prudent levels is essential to our safety and soundness.

11.

Evaluating exposure to changes in interest rates includes assessing both the adequacy of management’s process used to control IRR and the organization’s quantitative level of exposure. When assessing the IRR management process, we seek to ensure that appropriate policies, procedures, management information systems and internal controls are in place to maintain IRR at prudent levels with consistency and continuity. Evaluating the quantitative level of IRR exposure requires the assessment of existing and potential future effects of changes in interest rates on its consolidated financial condition, including capital adequacy, earnings, liquidity, and, where appropriate, asset quality.

The Federal Reserve Board, together with the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, adopted a Joint Agency Policy Statement on IRR effective June 26, 1996. The policy statement provides guidance to examiners and bankers on sound practices for managing IRR, which will form the basis for ongoing evaluation of the adequacy of IRR management at supervised institutions. The policy statement also outlines fundamental elements of sound management that have been identified in prior Federal Reserve guidance and discusses the importance of these elements in the context of managing IRR. Specifically, the guidance emphasizes the need for active board of director and senior management oversight and a comprehensive risk management process that effectively identifies, measures and controls IRR.

We derive the majority of income from the excess of interest collected over interest paid. The rates of interest earned on its assets and owed on its liabilities generally are established contractually for a period of time. Since market interest rates change over time, we are exposed to lower profit margins (or losses) if we cannot adapt to interest rate changes. For example, assume that an institution’s assets carry intermediate or long-term fixed rates and that those assets are funded with short-term liabilities. If market interest rates rise by the time the short-term liabilities must be refinanced, the increase in the institution’s interest expense on its liabilities may not be sufficiently offset if assets continue to earn at the long-term fixed rates. Accordingly, an institution’s profits could decrease because the institution will either have lower net interest income or possibly, net interest expense. Similar risks exist when assets are subject to contractual interest rate ceilings, or rate sensitive assets are funded by longer-term, fixed-rate liabilities in a decreasing rate environment.

Various techniques might be used by an institution to minimize IRR. We periodically analyze assets and liabilities and make future financing and investment decisions based on payment streams, interest rates, contractual maturities, and estimated sensitivity to actual or potential changes in market interest rates. Such activities fall under the broad definition of asset/liability management.

Several ways an institution can manage IRR include: selling existing assets or repaying certain liabilities; matching repricing periods for new assets and liabilities, for example, by shortening terms of new loans or investments and hedging existing assets, liabilities, or anticipated transactions. An institution might also invest in more complex financial instruments intended to hedge or otherwise change IRR. Interest rate swaps, futures contracts, options on futures, and other such derivative financial instruments are often used for this purpose. Because these instruments are sensitive to interest rate changes, they require management’s expertise to be effective. We have not purchased derivative financial instruments in the past and do not presently intend to purchase such instruments.

We are also subject to repayment risk when interest rates fall. For example, mortgage loans and other financial assets may be prepaid by a debtor so that the debtor may refinance their obligations at new, lower rates. Prepayments of assets carrying higher rates reduces interest income and overall asset yields.

Certain portions of an institution’s liabilities may be short-term or due on demand, while most of its assets may be invested in long-term loans or investments. Accordingly, we seek to have in place sources of cash to meet short-term demands. These funds can be obtained by increasing deposits or selling assets. Also, Federal Home Loan Bank advances and short-term borrowings provide additional sources of liquidity.

12.

The following table provides information about our financial instruments that are sensitive to changes in interest rates as of December 31, 2001. We had no derivative financial instruments, or trading portfolio, as of that date. The expected maturity date values for loans receivable, mortgage-backed securities and investment securities were calculated without adjusting the instrument’s contractual maturity date for expectations of prepayments. Expected maturity date values for interest-bearing core deposits were not based upon estimates of the period over which the deposits would be outstanding, but rather the opportunity for repricing.

Principal/notional amount as of December 31, 2001 maturing in:

                                                                                                             Fair
                                  2002       2003     2004       2005       2006  Thereafter    Total        Value
                                  ----       ----     ----       ----       ----   ---------    -----        -----
                                                                 (In thousands)
Rate Sensitive Assets
Federal funds sold              $ 8,290    $    -    $     -    $     -    $     -    $    -    $  8,290   $   8,290
   Average interest rate           1.50%        -          -          -         -          -          -
Fixed interest rate securities    5,786         -      4,143      2,128      8,142       421      20,620      20,836
   Average interest rate           5.14%        -       5.24%      5.12%      5.85%     5.52%       5.44%
Tax-exempt fixed rate securities    316     1,056        697        757        716     1,426       4,968       5,133
   Average interest rate           5.94%     4.45%      5.24%      4.43%      5.32%     6.50%       5.37%
FHLB stock                        2,504         -          -          -          -          -      2,504       2,504
   Average interest rate           6.00%        -          -          -          -          -       6.00%
FRB stock                           480         -          -          -          -          -        480         480
   Average interest rate           6.00%        -          -          -          -          -       6.00%
Fixed interest rate loans        10,049     7,152     16,476     15,321     19,348     25,715     94,061      95,792
   Average interest rate           9.99%     9.13%      8.57%      8.43%      8.01%     7.58%      8.35%
Variable interest rate loans     62,814    13,629     15,553     19,955      5,968      2,769    120,688     122,869
   Average interest rate           5.35%     9.03%      8.11%      8.23%      8.71%     9.19%      6.85%    --------
                                -------    ------     ------     ------     ------     ------    -------
Total earning assets             90,239    21,837     36,869     38,161     34,174     30,331    251,611     255,904
                                -------    ------     ------     ------     ------     ------    -------    --------
Rate Sensitive Liabilities
Interest-bearing demand        $ 57,699    $    -    $     -    $     -    $     -    $     -   $ 57,699   $  57,699
   Average interest rate           1.19%        -          -          -          -          -       1.19%
Savings                          25,192         -          -          -          -          -     25,192      25,192
   Average interest rate           1.50%        -          -          -          -          -       1.50%
Time deposits                    73,044    20,995     10,920      1,095        975          -    107,029     109,503
   Average interest rate           4.28%     5.67%      6.00%      4.64%      4.64%         -       4.69%
Securities sold under agreements
   to repurchase                  1,889         -          -          -          -          -      1,889       1,889
   Average interest rate%          1.54%        -          -          -          -          -       1.54%
Capital securities                   -          -          -          -          -      4,850      4,850       4,850
   variable rate                     -          -          -          -          -       6.02%      6.02%
Fixed interest rate FHLB advances   376       407        441        477      3,804          -      5,505       5,510
   Average interest rate           6.04%     6.04%      6.04%      6.04%      6.04%         -      6.04%       -----
                                -------     ------     -----      -----      -----      -----    -------
Total interest bearing
      liabilities               158,200     21,402     1,361      1,572      4,779      4,850    202,164     204,643
                               --------     ------     -----      -----      -----      -----    -------     -------
Interest rate sensitivity gap  $(67,961)  $    435   $25,508    $36,589   $ 29,395   $ 25,487     49,447
                               ========   ========   =======    =======   ========   ========     ======
Cumulative interest rate
   sensitivity gap             $(67,961)  $(67,526) $(42,018)   $(5,429)   $23,966    $49,447
                               ========   ========  ========    =======    =======    =======

13.

Principal/notional amount as of December 31, 2000 maturing in:

                                                                                                            Fair
                                  2001       2002       2003       2004       2005  Thereafter    Total     Value
                                  ----       ----       ----       ----       ----  ----------    -----     -----
                                                                 (In thousands)
Rate Sensitive Assets
Federal funds sold            $  5,150   $      -   $      -   $      -    $     -    $     -    $ 5,150   $   5,150
   Average interest rate          6.50%         -          -          -          -          -       6.50%
Fixed interest rate securities   1,657      8,073      1,500      1,621        675        410     13,936      13,817
   Average interest rate          5.73%      5.29%      6.02%      5.60%      5.78%      5.85%      5.50%
Tax-exempt fixed rate securities   485        225        945        660        770      2,352      5,437       5,504
   Average interest rate           4.71%     5.29%      4.36%      5.90%      4.49%      5.42%      5.09%
FHLB stock                       2,504          -          -          -          -          -      2,504       2,504
   Average interest rate          8.00%         -          -          -          -          -       8.00%
FRB stock                          360          -          -          -          -          -        360         360
   Average interest rate          6.00%         -          -          -          -          -       6.00%
Fixed interest rate loans       12,203      6,891     10,733     21,661     11,384     44,276    107,148     106,779
   Average interest rate          8.90%      9.13%      9.22%      8.94%      8.87%      7.54%      8.39%
Variable interest rate loans    56,210     17,259     17,910     13,119      2,136        730    107,364     107,323
   Average interest rate         10.08%      8.65%      9.13%      9.06%      9.00%      8.99%      9.54%    -------
                                ------     ------     ------     ------     ------     ------    -------
Total earning assets            78,569     32,448     31,088     37,061     14,965     47,768    241,899     241,437
                                ------     ------     ------     ------     ------     ------    -------     -------
Rate Sensitive Liabilities
Interest-bearing demand       $ 55,611   $      -   $      -   $      -    $     -    $     -    $55,611   $  55,611
   Average interest rate           .86%         -          -          -          -          -        .86%
Savings                         23,075          -          -          -          -          -     23,075      23,075
   Average interest rate          1.50%         -          -          -          -          -       1.50%
Time deposits                   69,861     19,270     14,967      3,740        523          -    108,361     109,317
   Average interest rate          6.08%      5.86%      6.15%      6.69%      6.66%         -      6.07%
Securities sold under agreements
   to repurchase                 2,083          -          -          -          -          -      2,083       2,083
   Average interest rate          3.60%         -          -          -          -          -       3.60%
Fixed interest rate FHLB advances  348        376        407        441        477      3,804      5,853       5,788
   Average interest rate          6.04%      6.04%      6.04%      6.04%      6.04%      6.04%      6.04%
                               -------     ------     ------      -----      -----      -----    --------
Total interest bearing
liabilities                    150,978     19,646     15,374      4,181      1,000      3,804    194,983     195,874
                               -------     ------     ------      -----      -----      -----    -------     -------
Interest rate sensitivity gap $(72,409)   $12,802   $ 15,714    $32,880    $13,965   $ 43,964   $ 46,916
                              ========    =======   ========    =======    =======   ========   ========
Cumulative interest rate
   sensitivity gap            $(72,409)  $(59,607)  $(43,893)  $(11,013)   $ 2,952    $46,916
                              ========   ========   ========   ========    =======    =======

FORWARD-LOOKING STATEMENTS

This discussion and analysis of financial condition and results of operations and other sections of this Annual Report contain forward looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and about the Company itself. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “foresee”, “intends”, “is likely”, “plans”, “product”, “projects”, variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

14.

Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Future Factors include:

  changes in interest rates and interest rate relationships; demand for products and services;
  the degree of competition by traditional and non-traditional competitors;
  changes in banking regulations;
  changes in tax laws;
  changes in prices, levies and assessments;
  the impact of technology, governmental and regulatory policy changes;
  the outcome of pending and future litigation and contingencies;
  trends in customer behavior as well as their ability to repay loans; and
  changes in the national and local economies.

These are representative of the Future Factors that could cause a difference between an actual outcome and a forward-looking statement.

15.

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

Management is responsible for the preparation of the Lenawee Bancorp, Inc.’s consolidated financial statements and related information appearing in this Annual Report. Management believes that the consolidated financial statements fairly reflect the form and substance of transactions and reasonably present Lenawee Bancorp’s financial position and results of operations and were prepared in conformity with accounting principles generally accepted in the United States of America. Management also has included in the Company’s financial statements, amounts that are based on estimates and judgments which it believes are reasonable under the circumstances.

Lenawee Bancorp, Inc. maintains a system of internal controls designed to provide reasonable assurance that all assets are safeguarded and financial records are reliable for preparing the consolidated financial statements. The Company complies with laws and regulations relating to safety and soundness which are designated by the FDIC and other appropriate federal banking agencies. The selection and training of qualified personnel and the establishment and communication of accounting and administrative policies and procedures are elements of this control system. The effectiveness of internal controls is monitored by a program of internal audit. Management recognizes that the cost of a system of internal controls should not exceed the benefits derived and that there are inherent limitations to be considered in the potential effectiveness of any system. Management believes that Lenawee Bancorp’s system provides the appropriate balance between costs of controls and the related benefits.

The independent auditors have audited the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and provide an objective, independent review of the fairness of the reported operating results and financial position. The Board of Directors of Lenawee Bancorp has an Audit Committee composed of five non-management Directors. The Committee meets periodically with the internal auditors and the independent auditors.

Patrick K. Gill President and Chief Executive Officer	Loren V. Happel Vice President and Chief Financial Officer

16.

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Lenawee Bancorp, Inc.
Adrian, Michigan

We have audited the accompanying consolidated balance sheets of Lenawee Bancorp, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years ended December 31, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lenawee Bancorp, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the years ended December 31, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

                                                                                                                                                Crowe, Chizek and Company LLP

South Bend, Indiana
February 8, 2002

17.

LENAWEE BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2001 and 2000

                                                                          2001                 2000
                                                                          ----                 ----
ASSETS
Cash and due from banks                                            $      15,986,998    $       7,842,516
Federal funds sold                                                         8,290,000            5,150,000
                                                                   -----------------    -----------------
     Total cash and cash equivalents                                      24,276,998           12,992,516

Securities available for sale                                             25,969,241           19,321,007
Federal Home Loan Bank stock, at cost                                      2,503,700            2,503,700
Federal Reserve Bank stock, at cost                                          480,000              360,000

Loans held for sale                                                          416,600              803,040
Loans receivable, net of allowance for loan losses:
  $2,200,157 - 2001, $2,287,438 - 2000                                   212,589,534          212,317,017
Premises and equipment, net                                                6,611,126            5,988,602
Accrued interest receivable                                                1,877,744            1,898,947
Mortgage servicing rights                                                  2,065,958            1,515,924
Other assets                                                               1,336,178            2,046,702
                                                                   -----------------    -----------------
         Total assets                                              $     278,127,079    $     259,747,455
                                                                   =================    =================
LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
     Noninterest bearing                                           $      45,487,597    $      37,095,649
     Interest bearing                                                    189,919,417          187,047,006
                                                                   -----------------    -----------------
         Total deposits                                                  235,407,014          224,142,655

Borrowed funds                                                             7,394,232            7,936,150
Accrued interest payable                                                     849,994              945,791
Other liabilities                                                          1,618,466            1,256,111
Capital securities                                                         4,850,417                    -

Common stock subject to repurchase obligation in ESOP                      4,444,244            5,113,770
Shareholders' equity
     Common stock and paid-in capital, no par
       value:  3,000,000 shares authorized; shares
       issued and outstanding:  848,537 - 2001; 851,551 - 2000            10,186,534            9,631,958
     Retained earnings                                                    13,124,430           10,755,423
     Accumulated other comprehensive income (loss)
       net of tax                                                            251,748              (34,403)
                                                                   -----------------    -----------------
         Total shareholders' equity                                       23,562,712           20,352,978
                                                                   -----------------    -----------------
              Total liabilities and shareholders' equity           $     278,127,079    $     259,747,455
                                                                   =================    =================

See accompanying notes to consolidated financial statements.

18.

LENAWEE BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31, 2001, 2000 and 1999

                                                        2001                2000                1999
                                                        ----                ----                ----
Interest and dividend income
     Loans receivable, including fees              $    19,284,332     $    19,267,973    $     16,025,062
     Taxable securities                                    975,860             850,100           1,222,553
     Nontaxable securities                                 247,890             289,436             309,750
     Federal funds sold                                    255,321             166,828             118,244
     Dividend income                                       208,194             229,023             221,937
     Other                                                  40,911              47,993              25,184
                                                   ---------------     ---------------    ----------------
         Total interest and dividend income             21,012,508          20,851,353          17,922,730

Interest expense
     Deposits                                            7,779,154           7,853,587           5,693,930
     Borrowed funds                                        419,207             856,797             618,291
                                                   ---------------     ---------------    ----------------
         Total interest expense                          8,198,361           8,710,384           6,312,221
                                                   ---------------     ---------------    ----------------
Net interest income                                     12,814,147          12,140,969          11,610,509
     Provision for loan losses                             388,000              30,000           2,560,000
                                                   ---------------     ---------------    ----------------
Net interest income after provision for
  loan losses                                           12,426,147          12,110,969           9,050,509

Noninterest income
     Service charges and fees                            1,362,691             980,745             778,625
     Net gains on loan sales                             2,715,924             651,733           1,032,371
     Loan servicing fees, net of amortization             (290,590)            107,109             113,222
     Other                                                 363,256             324,282             313,044
                                                   ---------------     ---------------    ----------------
                                                         4,151,281           2,063,869           2,237,262

Noninterest expense
     Salaries and employee benefits                      7,188,368           5,018,659           5,034,569
     Occupancy and equipment                             2,067,338           1,588,555           1,677,784
     Insurance                                             136,098             141,445              63,851
     Printing, postage  and supplies                       420,637             312,674             327,807
     Professional and outside services                     563,213             391,617             208,566
     State and other taxes                                 103,930             163,313             169,032
     Mobile banking costs                                  425,563             341,658             236,246
     Receivable financing services                         249,149             296,733             282,372
     Other                                               1,028,002           1,158,875             994,229
                                                   ---------------     ---------------    ----------------
                                                        12,182,298           9,413,529           8,994,456
                                                   ---------------     ---------------    ----------------
Income before income taxes                               4,395,130           4,761,309           2,293,315
     Income tax expense                                  1,352,058           1,556,376             730,537
                                                   ---------------     ---------------    ----------------
Net income                                         $     3,043,072     $     3,204,933    $      1,562,778
                                                   ===============     ===============    ================
Basic earnings per share                           $          3.58     $          3.75    $           1.83
                                                   ===============     ===============    ================
Diluted earnings per share                         $          3.54     $          3.71    $           1.83
                                                   ===============     ===============    ================

See accompanying notes to consolidated financial statements.

19.

LENAWEE BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
Years ended December 31, 2001, 2000 and 1999

                                                     Common                           Accumulated
                                                    Stock and                            Other             Total
                                                     Paid-In         Retained         Comprehensive     Shareholders'
                                                     Capital         Earnings         Income (Loss)        Equity
                                                     -------         --------         -------------        ------
Balance January 1, 1999                          $  10,999,709     $   7,424,937      $    222,954     $  18,647,600

Comprehensive income:
    Net income                                                         1,562,778                           1,562,778
    Unrealized gains (losses) on securities                                               (848,818)
    Reclassifications for realized gains (losses)                                            4,520
    Tax effect                                                                             287,062
                                                                                     -------------
       Total other comprehensive income                                                   (557,236)         (557,236)
                                                                                     -------------     -------------
          Total comprehensive income                                                                       1,005,542
                                                                                                       -------------
Change in common stock subject to repurchase          (628,500)                                             (628,500)

Retirement of stock - 1,026 shares                     (36,936)                                              (36,936)

Proceeds from sale of stock - 2,656 shares              96,030                                                96,030

Cash dividends - $.75 per share                                         (634,775)                           (634,775)
                                                  ------------     -------------     -------------     -------------
Balance December 31, 1999                           10,430,303         8,352,940          (334,282)       18,448,961

Comprehensive income:
    Net income                                                         3,204,933                           3,204,933
    Unrealized gains (losses) on securities                                                454,418
    Tax effect                                                                            (154,539)
                                                                                     -------------
       Total other comprehensive income                                                    299,879           299,879
                                                                                     -------------     -------------
          Total comprehensive income                                                                       3,504,812
                                                                                                       -------------
Change in common stock subject to repurchase          (787,470)                                             (787,470)

Retirement of stock - 3,441 shares                    (151,405)                                             (151,405)

Proceeds from sale of stock - 2,582 shares             117,065                                               117,065

Stock options                                           23,465                                                23,465

Cash dividends - $.94 per share                                         (802,450)                           (802,450)
                                                  ------------     -------------     -------------     -------------
Balance December 31, 2000                            9,631,958        10,755,423           (34,403)       20,352,978

Comprehensive income:
    Net income                                                         3,043,072                           3,043,072
    Unrealized gains (losses) on securities                                                433,327
    Tax effect                                                                            (147,176)
                                                                                     -------------
       Total other comprehensive income                                                    286,151           286,151
                                                                                     -------------     -------------
          Total comprehensive income                                                                       3,329,223
                                                                                                       -------------
Change in common stock subject to repurchase           669,526                                               669,526

Retirement of stock - 5,619 shares                    (284,286)                                             (284,286)

Proceeds from sale of stock - 2,605 shares             132,855                                               132,855

Stock options                                           36,481                                                36,481

Cash dividends - $.80 per share                                         (674,065)                           (674,065)
                                                 -------------     -------------      ------------   ---------------
Balance December 31, 2001                        $  10,186,534     $  13,124,430      $    251,748   $    23,562,712
                                                 =============     =============      ============   ===============

See accompanying notes to consolidated financial statements.

20.

LENAWEE BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2001, 2000 and 1999

                                                                 2001                2000                1999
                                                                 ----                ----                ----
Cash flows from operating activities
     Net income                                             $     3,043,072     $     3,204,933    $      1,562,778
     Adjustments to reconcile net income to
       net cash from operating activities
         Depreciation                                               804,504             690,753             709,035
         Stock options                                               36,481              23,465                   -
         Provision for loan losses                                  388,000              30,000           2,560,000
         Net amortization and accretion on securities
          available for sale                                        102,372              69,728             116,787
         Amortization of mortgage servicing rights                  790,896             314,534             257,597
         Loans originated for sale                             (156,501,748)        (37,696,914)        (47,554,219)
         Proceeds from sales of mortgage loans                  158,263,182          44,954,185          49,491,958
         Net gains on sales of mortgage loans                    (2,715,924)           (651,733)         (1,032,371)
     Net change in:
         Deferred loan origination fees                             (52,129)            (33,877)            (92,717)
         Accrued interest receivable                                 21,203            (322,668)            117,856
         Other assets                                             1,532,660            (481,094)           (235,246)
         Accrued interest payable                                   (95,797)            301,960              87,333
         Other liabilities                                          232,883             154,858             106,052
                                                                -----------         -----------          ----------
              Net cash from operating activities                  5,849,655          10,558,130           6,094,843

Cash flows from investing activities
     Proceeds from:
         Maturities, calls and principal payments on
           securities available for sale                         10,207,721           4,087,858           9,699,134
         Sales of securities available for sale                           -                   -           7,674,558
         Sales of portfolio loans                                         -                   -           1,483,725
     Purchases of:
         Securities available for sale                          (16,525,000)                  -         (11,945,000)
         Federal Reserve Bank Stock                                (120,000)                  -                   -
         Premises and equipment, net                             (1,427,028)           (158,331)           (634,714)
     Net increase in loans                                       (1,552,221)        (26,951,438)        (39,916,902)
     Recoveries on loans charged-off                                103,993              87,547              61,823
                                                                -----------         -----------          ----------
              Net cash from investing activities                 (9,312,535)        (22,934,364)        (33,577,376)

Cash flows from financing activities
     Net change in deposits                                      11,264,359          24,936,246          13,315,458
     Net change in short term borrowings                           (194,032)             80,917          (2,151,706)
     Proceeds from FHLB advances                                          -          10,000,000          14,000,000
     Proceeds from issuance of capital securities                 4,850,417                   -                   -
     Repayment of FHLB advances                                    (347,886)        (18,321,521)         (6,297,154)
     Repurchase of common stock                                    (284,286)           (151,405)            (36,936)
     Issuance of common stock                                       132,855             117,065              96,030
     Dividends paid and fractional shares                          (674,065)           (802,450)           (634,775)
                                                                -----------         -----------          ----------
              Net cash from financing activities                 14,747,362          15,858,852          18,290,917
                                                                -----------         -----------          ----------
Net change in cash and cash equivalents                          11,284,482           3,482,618          (9,191,616)

Cash and cash equivalents at beginning of year                   12,992,516           9,509,898          18,701,514
                                                                -----------         -----------          ----------
Cash and cash equivalents at end of year                    $    24,276,998     $    12,992,516    $      9,509,898
                                                            ===============     ===============    ================
Supplemental schedule of noncash activities
     Transfer from:
         Loans to foreclosed real estate                    $       839,840     $       126,318    $        160,811
         Portfolio loans to loans held for sale                           -           9,592,343                   -
         Loans held for sale to portfolio loans                           -           2,447,377             679,146

     Cash paid for:
         Interest                                           $     8,294,158     $     8,408,424    $      6,521,024
         Income taxes                                               836,000           1,147,000           1,215,000

(Continued)

21.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

The accounting and reporting policies of Lenawee Bancorp, Inc. (the Company) and its wholly-owned subsidiaries, Bank of Lenawee and Bank of Washtenaw (the Banks), conform to accounting principles generally accepted in the United States of America and to general practice within the banking industry. The following describes the significant accounting and reporting policies which are employed in the preparation of the consolidated financial statements.

Principles of Consolidation: The consolidated financial statements include the accounts of the Company, the Banks and Bank of Lenawee's wholly-owned subsidiaries, Pavilion Mortgage Company and Lenawee Financial Services. All significant intercompany balances and transactions have been eliminated in consolidation.

Lenawee Capital Trust I (“Capital Trust”) was formed in December 2001. All of the common securities of this special purpose trust are owned by the Company. The Trust exists solely to issue capital securities. For financial reporting purposes, the Trust is reported as a subsidiary and is consolidated into the financial statements of the Company. The Capital Securities are presented as a separate line item on the consolidated balance sheet.

Nature of Operations, Industry Segments and Concentrations of Credit Risk: The Company is a two-bank holding company which conducts limited business activities. The Banks perform the majority of business activities.

The Banks provide a full range of banking services to individuals, agricultural businesses, commercial businesses and light industries located in their service area. They maintain a diversified loan portfolio, including loans to individuals for home mortgages, automobiles and personal expenditures, and loans to business enterprises for current operations and expansion. The Banks offer a variety of deposit products, including checking, savings, money market, individual retirement accounts and certificates of deposit. While the Company’s chief decision maker monitors the revenue stream of various Company products and services, operations are managed and financial performance is evaluated on a Company wide basis. Accordingly, all of the Company’s banking operations are considered by management to be aggregated into one operating segment.

The principal market for the Banks’ financial services are the Michigan communities in which the Banks are located and the areas immediately surrounding these communities. The Banks serve these markets through their offices located in Lenawee, Hillsdale and Washtenaw Counties in Michigan.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses and fair values of securities and other financial instruments are particularly subject to change.

Cash Flow Reporting: Cash and cash equivalents include cash on hand, demand deposits with other financial institutions, federal funds sold and commercial paper with original maturities of 90 days or less. Cash flows are reported, net, for customer loan and deposit transactions, and securities sold under agreements to repurchase with original maturities of 90 days or less.

(Continued)

22.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income and shareholders’ equity, net of tax. Trading securities are bought principally for sale in the near term, and are reported at fair value, with unrealized gains and losses included in earnings. Securities are written down to fair value when a decline in fair value is not temporary. Other securities such as Federal Home Loan Bank and Federal Reserve Bank stock are carried at cost.

Gains and losses on sales are determined using the amortized cost of the specific security sold. Interest and dividend income, adjusted by amortization of purchase premiums and discounts, is included in earnings. Securities are written down to fair value when a decline in fair value is not temporary.

Loans Held for Sale: Loans held for sale are reported at the lower of cost or market value in aggregate. Net unrealized losses are recorded in a valuation allowance by charges to income.

Loans Receivable: Loans that management has the intent and the ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days, unless the loan is both well secured and in the process of collection. Payments received on such loans are reported as principal reductions.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using a combination of straight-line and accelerated methods with useful lives ranging from 10 to 40 years for buildings and improvements, and 3 to 10 years for furniture and equipment. These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. Major improvements are capitalized.

(Continued)

23.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Servicing Rights: Servicing rights represent both purchased rights and the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues.

Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

Other Real Estate Owned: Real estate properties acquired in collection of loan receivables are recorded at the lower of cost or fair value at acquisition. Any reduction to fair value from the carrying value of the related loan is accounted for as a loan loss. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in other expense. Other real estate owned amounts to $878,935 and $294,000 at December 31, 2001 and 2000 and are included in other assets.

Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

Benefit Plans: A defined benefit pension plan covers substantially all employees, with benefits based on years of service and compensation prior to retirement. Pension expense is the net of service and interest cost, return on plan assets, and amortization of gains and losses not immediately recognized. Profit-sharing and 401(k) plan expense is the amount contributed as determined by Board decision.

Expense for employee compensation under stock option plans is reported only if options are granted below market price at grant date. Proforma disclosures of net income and earnings per share are provided as if the option’s fair value had been recorded using an option pricing model.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. No valuation allowance was needed as of December 31, 2001 and 2000.

Earnings and Dividends Per Share: Basic earnings per common share is based on net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share shows the dilutive effect of any additional potential common shares.

Stock Dividends: Dividends issued in stock are reported by transferring the market value of the stock issued from retained earnings to common stock and additional paid-in capital. Fractional shares are paid in cash for all stock dividends.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes the net change in unrealized appreciation (depreciation) on securities available for sale, net of tax, which is also recognized as a separate component of shareholders’ equity.

(Continued)

24.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Financial Instruments with Off-Balance-Sheet Risk: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit issued to meet customer’s needs. The face amount for these items represents the exposure to loss before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on-and off-balance-sheet financial instruments does not include the value of anticipated future business or values of assets and liabilities not considered financial instruments.

Reclassifications: Some items in the prior year financial statements have been reclassified to conform with the current year presentation.

New Accounting Pronouncements: A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition, and the excess of cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Adoption of this standard on January 1, 2002 did not have a material effect on the Company's financial statements.

NOTE 2 - SECURITIES

Year-end securities available for sale were as follows:

                                                            Gross             Gross
                                        Amortized        Unrealized        Unrealized            Fair
2001                                      Cost              Gains            Losses              Value
----                                      ----              -----            ------              -----
     U. S. Treasury and
        government agencies         $    17,885,663    $     180,506     $       (1,490)   $    18,064,679
     Obligations of states and
        political subdivisions            4,968,092          164,693                  -          5,132,785
     Mortgage-backed securities           2,734,230           37,547                  -          2,771,777
                                    ---------------    -------------     --------------    ---------------
                                    $    25,587,985    $     382,746     $       (1,490)   $    25,969,241
                                    ===============    =============     ==============    ===============

(Continued)

25.

LENAWEE BANCORP, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001, and 2000

NOTE 2 - SECURITIES (Continued)

                                                           Gross             Gross
                                       Amortized        Unrealized        Unrealized            Fair
2000                                     Cost              Gains            Losses              Value
----                                     ----              -----            ------              -----
     U. S. Treasury and
        government agencies        $     7,351,837    $           -     $      (68,538)   $     7,283,299
     Obligations of states and
        political subdivisions           6,843,588           87,370            (20,420)         6,910,538
     Corporate notes                       554,682                -             (3,589)           551,093
     Mortgage-backed securities          4,622,971                -            (46,894)         4,576,077
                                   ---------------    -------------     --------------    ---------------
                                   $    19,373,078    $      87,370     $     (139,441)   $    19,321,007
                                   ===============    =============     ==============    ===============

Contractual maturities of debt securities at year-end 2001 were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                                   Amortized             Fair
                                                                     Cost                Value
                                                                     ----                -----
     Due in one year or less                                   $      5,645,931     $      5,746,718
     Due from one to five years                                      15,855,122           16,024,312
     Due from five to ten years                                         651,864              661,580
     Due after ten years                                                700,838              764,854
                                                               ----------------     ----------------
                                                                     22,853,755           23,197,464
     Mortgage-backed securities                                       2,734,230            2,771,777
                                                               ----------------     ----------------
                                                               $     25,587,985     $     25,969,241
                                                               ================     ================

Sales of securities available for sale were:

                                                  2001               2000                1999
                                                  ----               ----                ----
     Proceeds from sales                   $              -    $              -     $      7,674,558
     Gross gains from sales                               -                   -                5,785
     Gross losses from sales                              -                   -              (10,305)

In addition to Federal Home Loan Bank (FHLB) stock, securities having an amortized cost of approximately $5,023,000 and $11,980,000 at year-end 2001 and 2000 were pledged to secure FHLB advances (2000 only), public deposits, securities sold under agreements to repurchase and U.S. Treasury demand notes. Except as indicated, total securities of any state (including all its political subdivisions) were less than 10% of shareholders’ equity. At year-end 2001 and 2000, the amortized cost of securities issued by the state of Michigan and all its political subdivisions totaled $4,557,000 and $5,104,000 with an estimated market value of $4,714,000 and $5,185,000.

(Continued)

26.

LENAWEE BANCORP, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000

NOTE 3 – LOANS RECEIVABLE

Year-end loans receivable are as follows:

                                                                          2001                2000
                                                                          ----                ----
     Commercial                                                     $    123,306,677     $    116,105,167
     Agricultural                                                         31,764,155           32,952,291
     Real Estate Mortgage                                                 17,408,540           14,225,036
     Real Estate Construction                                              7,318,226           13,383,023
     Consumer                                                             34,951,480           37,846,196
                                                                    ----------------      ---------------
       Gross loans receivable                                            214,749,078          214,511,713

     Deferred loan origination fees/costs, net                                40,613               92,742
     Allowance for loan losses                                            (2,200,157)          (2,287,438)
                                                                    ----------------     ----------------
       Net loans receivable                                         $    212,589,534     $    212,317,017
                                                                    ================     ================

Certain directors and executive officers of the Company, including associates of such persons, were loan customers of the Company during 2001. A summary of aggregate related party loan activity for loans aggregating $60,000 or more to any related party is as follows:

                                                                           2001               2000
                                                                           ----               ----
     Balance at January 1                                           $      2,441,625     $      2,645,486
     New loans                                                             4,840,600            2,480,776
     Repayments                                                           (3,489,144)          (2,684,637)
     Other adjustments                                                        83,810                    -
                                                                    ----------------     ----------------
     Balance at December 31                                         $      3,876,891     $      2,441,625
                                                                    ================     ================

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses was as follows:

                                                      2001                 2000                1999
                                                      ----                 ----                ----
     Beginning balance                          $      2,287,438    $       4,646,484    $      2,181,749
     Loan charge-offs                                   (579,274)          (2,476,593)           (157,088)
     Loan recoveries                                     103,993               87,547              61,823
                                                ----------------    -----------------    ----------------
         Net loan charge-offs                           (475,281)          (2,389,046)            (95,265)
                                                ----------------    -----------------    ----------------
     Provision for loan losses                           388,000               30,000           2,560,000
                                                ----------------    -----------------    ----------------
     Ending balance                             $      2,200,157    $       2,287,438    $      4,646,484
                                                ================    =================    ================

(Continued)

27.

LENAWEE BANCORP, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired loans were as follows:

                                                          2001                 2000                1999
                                                          ----                 ----                ----
     Year-end loans with no allowance for
       loan losses allocated                           $        -        $           -       $      95,000
     Year-end loans with allowance for loan
       losses allocated                                   652,000              325,000           2,979,000
                                                       ----------        -------------       -------------
     Total impaired loans                              $  652,000        $     325,000       $   4,074,000
                                                       ==========        =============       =============
     Amount of the allowance allocated                 $  367,000        $     106,000       $   2,352,000

     Average of impaired loans during the year            433,000            1,946,000             155,000

     Interest income recognized during
       impairment                                           5,000               49,000              13,000

     Cash-basis interest income recognized                  1,000               14,000                   -

Subsequent to December 31, 1999, the Company became aware of circumstances which occurred in 1999, involving loans to a single borrower in which the Bank had purchased a participating interest from another financial institution. As a result of these circumstances, management concluded that a loss was probable and, accordingly, recorded an additional provision for loan losses of $2.3 million for 1999 on loans outstanding of approximately $2.9 million. These loans were considered to be impaired at December 31, 1999. During 2000, the Bank charged-off $2.3 million of the total loans outstanding to this borrower.

NOTE 5 - LOAN SERVICING

Loans serviced for others are not reported as assets. These loans totaled $227,205,000 and $180,165,000 at year-end 2001 and 2000. Related escrow balances were $459,000 and $343,000 at year-end 2001 and 2000.

Activity for capitalized mortgage servicing rights was as follows:

                                                          2001                2000               1999
                                                          ----                ----               ----
     Servicing rights:
         Beginning of year                          $      1,515,924    $      1,335,419    $    1,098,116
         Additions                                         1,340,930             495,039           494,900
         Amortization                                       (790,896)           (314,534)         (257,597)
                                                    ----------------    ----------------    --------------
         End of year                                $      2,065,958    $      1,515,924    $    1,335,419
                                                    ================    ================    ==============

(Continued)

28.

LENAWEE BANCORP, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000

NOTE 6 - PREMISES AND EQUIPMENT

Year-end premises and equipment consist of:

                                                                              2001               2000
                                                                              ----               ----
     Land                                                              $         669,812    $      504,279
     Buildings and improvements                                                6,873,193         6,862,764
     Furniture and equipment                                                   6,527,324         5,552,616
                                                                       -----------------    --------------
         Total cost                                                           14,070,329        12,919,659
     Accumulated depreciation                                                 (7,459,203)       (6,931,057)
                                                                       -----------------    --------------
                                                                       $       6,611,126    $    5,988,602
                                                                       =================    ==============

Depreciation expense was $804,504, $690,753 and $709,035 in 2001, 2000 and 1999, respectively.

NOTE 7 - DEPOSITS

At year-end 2001, stated maturities of time deposits were as follows, for the years ending December 31:

                  2002                                                 $      73,044,018
                  2003                                                        20,995,140
                  2004                                                        10,920,400
                  2005                                                         1,095,000
                  2006                                                           974,980
                                                                       -----------------
                                                                       $     107,029,538
                                                                       =================

Time deposits exceeding $100,000 were approximately $41,964,000 and $49,766,000 at year-end 2001 and 2000.

At year-end 2001, stated maturities of time deposits exceeding $100,000 were as follows:

                  In 3 months or less                                  $      19,556,000
                  Over 3 through 6 months                                      7,620,000
                  Over 6 through 12 months                                     7,241,000
                  Over 12 months                                               7,547,000
                                                                       -----------------
                                                                       $      41,964,000
                                                                       =================

Related party deposits were $756,000 and $1,942,000 at year-end 2001 and 2000.

(Continued)

29.

LENAWEE BANCORP, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000

NOTE 8 - BORROWED FUNDS

Securities Sold Under Agreements to Repurchase

Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                               2001              2000
                                                                               ----              ----
Amount outstanding at year-end                                          $     1,889,248    $    2,083,280
Weighted average interest rate at year-end                                        1.54%              3.60%
Average daily balance during the year                                   $     2,145,855    $    3,652,025
Weighted average interest rate during the year                                    2.76%              4.65%
Maximum month-end balance during the year                               $     4,615,219    $    6,380,931

Federal Home Loan Bank Advances

Federal Home Loan Bank (FHLB) advances totaled $5,504,984 and $5,852,870 at year-end 2001 and 2000. The balance at both year-ends consisted of one fixed rate advance with an interest rate of 6.04%.

Pursuant to collateral agreements with the Federal Home Loan Bank, in addition to Federal Home Loan stock, advances are secured under a blanket lien arrangement by qualified 1-to-4 family mortgage loans and U.S. Government agency securities (2000 only) with a carrying value of approximately $13,176,000 and $21,734,000 at year-end 2001 and 2000.

At year-end 2001 and 2000, scheduled principal reductions on these advances were as follows for the years ending December 31:

                                                                             2001               2000
                                                                             ----               ----
                  2001                                                 $             -     $       347,886
                  2002                                                         376,412             376,412
                  2003                                                         407,278             407,278
                  2004                                                         440,675             440,675
                  2005                                                         476,810             476,810
                  2006                                                       3,803,809           3,803,809
                                                                       ---------------     ---------------
                  Total FHLB advances                                  $     5,504,984     $     5,852,870
                                                                       ===============     ===============

(Continued)

30.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 9 – CAPITAL SECURITIES

In December 2001, Lenawee Capital Trust I (“Capital Trust”), a wholly owned subsidiary of the Company, closed a pooled private offering of 5,000 Capital Securities with a liquidation amount of $1,000 per security. The proceeds of the offering were loaned to the Company in exchange for junior subordinated debentures with terms similar to the Capital Securities. The sole assets of Capital Trust are the junior subordinated debentures of the Company and payment thereunder. The junior subordinated debentures and the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of Capital Trust under the Capital Securities. Distributions on the Capital Securities are payable semi-annually at a variable rate of interest and are included in interest expense in the consolidated financial statements. The variable rate of interest is equal to the sum of the six month London Interbank Offered Rate and 3.75% with a maximum rate of 11.0% during the first five years, and the rate of interest is equal to 6.02% as of December 31, 2001. These securities are considered Tier 1 capital (with certain limitations applicable) under current regulatory guidelines. As of December 31, 2001, the outstanding principal balance of the Capital Securities was $5,000,000. The principal balance of the Capital Securities less unamortized costs are presented as a liability in the financial statements.

NOTE 10 - INCOME TAXES

Income tax expense consists of:

                                                           2001               2000             1999
                                                           ----               ----             ----
     Current                                         $     1,189,935    $      753,556     $    1,464,775
     Deferred                                                162,123           802,820           (734,238)
                                                     ---------------    --------------     --------------
         Total                                       $     1,352,058    $    1,556,376     $      730,537
                                                     ===============    ==============     ==============

Income tax expense calculated at the statutory federal income tax rate of 34% differs from actual income tax expense as follows:

                                                           2001              2000               1999
                                                           ----              ----               ----
     Statutory rates                                 $     1,494,344    $    1,618,845     $      779,727
     Increase (decrease) from:
         Tax-exempt securities income                       (108,880)         (105,095)          (106,804)
         Non-deductible interest expense                       8,766            15,615              7,070
         Other, net                                          (42,172)           27,011             50,544
                                                     ---------------    --------------     --------------
                                                     $     1,352,058    $    1,556,376     $      730,537
                                                     ===============    ==============     ==============

(Continued)

31.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 10 - INCOME TAXES (Continued)

Year-end deferred tax assets and liabilities consist of:

                                                                              2001               2000
                                                                              ----               ----
     Deferred tax assets
         Allowance for loan losses                                      $      503,356     $      578,903
         Net deferred loan fees                                                216,207            211,552
         Net unrealized losses on
           securities available for sale                                             -             17,704
         Other                                                                 106,903             71,483
                                                                        --------------     --------------
              Total deferred tax assets                                        826,466            879,642
                                                                        --------------     --------------
     Deferred tax liabilities
         Depreciation                                                         (305,330)          (307,447)
         Mortgage servicing rights                                            (644,182)          (515,414)
         Net unrealized gains on securities
           available for sale                                                 (129,688)                 -
                                                                        --------------     --------------
              Total deferred tax liabilities                                (1,079,200)          (822,861)
                                                                        --------------     --------------
     Net deferred tax asset (liability)                                 $     (252,734)    $       56,781
                                                                        ==============     ==============

NOTE 11 - EARNINGS PER SHARE

A reconciliation of the numerators and denominators of the basic earnings per share and diluted earnings per share computations for the years ended is presented below:

Basic earnings per share                                    2001              2000               1999
                                                            ----              ----               ----
     Net income available to common
       shareholders                                    $    3,043,072    $     3,204,933    $    1,562,778
                                                       ==============    ===============    ==============
     Weighted average common shares
       outstanding                                            849,833            853,910           852,509
                                                       ==============    ===============    ==============
         Basic earnings per share                          $    3.58          $  3.75           $   1.83
                                                           =========          =======           ========

                                                            2001              2000               1999
                                                            ----              ----               ----
Diluted earnings per share
     Net income available to common
       shareholders                                    $    3,043,072    $     3,204,933    $    1,562,778
                                                       ==============    ===============    ==============
     Weighted average common shares
       outstanding                                            849,833            853,910           852,509
     Add:  Dilutive effects of exercise of
       stock options                                            9,554             10,881             1,857
                                                       --------------    ---------------    --------------
     Weighted average common and dilutive
       potential common shares outstanding                    859,387            864,791           854,366
                                                       ==============    ===============    ==============
     Diluted earnings per share                            $    3.54          $  3.71           $   1.83
                                                           =========          =======           ========

(Continued)

32.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 12 - EMPLOYEE BENEFITS

Defined Benefit Plan

Information about the pension plan was as follows.

                                                                              2001               2000
                                                                              ----               ----
     Change in benefit obligation:
         Beginning benefit obligation                                   $     1,958,501    $    1,559,521
         Service cost                                                           146,675           154,300
         Interest cost                                                          138,067           122,931
         Actuarial (gain) loss                                                     (589)          102,065
         Plan amendments                                                              -            65,300
         Benefits paid                                                          (63,561)          (45,616)
                                                                        ---------------    --------------
         Ending benefit obligation                                      $     2,179,093    $    1,958,501
                                                                        ===============    ==============
     Change in plan assets, at fair value:
         Beginning plan assets                                          $     1,444,811    $    1,331,916
         Actual return                                                          (67,809)          (31,089)
         Employer contribution                                                  313,892           189,600
         Benefits paid                                                          (63,561)          (45,616)
                                                                        ---------------    --------------
         Ending plan assets                                             $     1,627,333    $    1,444,811
                                                                        ===============    ==============
     Net amount recognized:
         Funded status                                                  $      (551,760)   $     (513,690)
         Unrecognized net actuarial loss                                        585,855           432,914
         Unrecognized transition obligation                                       8,213            12,318
         Unrecognized prior service cost                                          8,099            10,808
                                                                        ---------------    --------------
         Prepaid (accrued) benefit cost                                 $        50,407    $      (57,650)
                                                                        ===============    ==============

The components of pension expense and related actuarial assumptions were as follows.

                                                          2001               2000               1999
                                                          ----               ----               ----
     Service cost                                     $      146,675    $       154,300    $      127,921
     Interest cost                                           138,067            122,931           100,871
     Expected return on plan assets                         (103,156)           (94,578)          (78,756)
     Amortization of prior service cost                        2,709              2,709             2,709
     Amortization of transition obligation                     4,105              4,105             4,105
     Recognized net actuarial loss                            17,435             12,141             3,556
     Special termination benefit loss                              -             65,300                 -
                                                      --------------    ---------------    --------------
         Net pension expense                          $      205,835    $       266,908    $      160,406
                                                      ==============    ===============    ==============
     Discount rate on benefit obligation                     7.25%               7.5%               7.5%
     Long-term expected rate of return
       on plan assets                                        8.0%                8.0%               8.0%
     Rate of compensation increase                           5.0%                5.0%               5.0%

(Continued)

33.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 12 - EMPLOYEE BENEFITS (Continued)

ESOP and 401(k) Plan

The Company maintains an employee stock ownership plan (ESOP) covering substantially all employees. The ESOP is designed to enable employees to acquire common stock of the Company. The cost of the ESOP is funded through contributions to an Employee Stock Ownership Trust in amounts determined annually by the Board of Directors. Shares of common stock acquired by the ESOP are to be allocated to each participating employee and held until the employee's termination, retirement or death. There were no cash contributions to the ESOP for 2001, 2000 and 1999.

At year-end 2001 and 2000, the ESOP held 86,296 and 100,270 shares of the Company’s stock, all of which is allocated to employees. Upon distribution of shares to a participant, the participant has the right to require the Company to purchase shares at the most recent appraised value in accordance with the terms and conditions of the plan. As such, these shares are not classified in shareholders’ equity as permanent equity. The appraisal value of the shares held by the ESOP was $4,444,000 and $5,113,400 at year-end 2001 and 2000.

The ESOP plan includes a 401(k) provision. Employees may elect to contribute up to 15% of their salaries, and the Company will match 100% of the contribution up to 2% of the eligible salaries. Expense relating to the 401(k) provision was $119,000, $97,000 and $58,000 in 2001, 2000 and 1999.

Stock Option Plan

SFAS No. 123, Accounting for Stock-Based Compensation requires proforma disclosures for companies that do not adopt its fair value accounting method for stock-based compensation. Accordingly, the following proforma information presents net income and basic and diluted earnings per share had the fair value method been used to measure compensation cost for stock options. The exercise price of options granted during 1999 is equivalent to the market value of underlying stock at the grant date. Accordingly, no compensation expense was actually recognized for stock options in 1999. During 2000, 5,720 options were granted at an exercise price of $44, which was below market value of the underlying stock as of the grant date. Accordingly, $23,000 of compensation expense was recognized for stock options granted in 2000. During 2001, 7,200 options were granted at an exercise price of $51.00, which was below market value of the underlying stock as of the grant date. Accordingly, $36,481 of compensation expense was recognized for stock options granted in 2001.

                                                            2001              2000               1999
                                                            ----              ----               ----
       Net income as reported                          $    3,043,072    $     3,204,933    $    1,562,778
       Proforma net income                                  2,973,538          3,151,125         1,533,382
       Reported earnings per common share
           Basic                                       $         3.58    $          3.75    $         1.83
           Diluted                                               3.54               3.71              1.83
       Proforma earnings per common share
           Basic                                                 3.50               3.69              1.80
           Diluted                                               3.46               3.64              1.79

(Continued)

34.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 12 - EMPLOYEE BENEFITS (Continued)

The fair value of options granted is estimated using option pricing models, using the following weighted average information:

                                                               2001              2000               1999
                                                               ----              ----               ----
       Risk-free interest rate                                  4.88%              6.64%             5.10%
       Expected option life                                   8 years            8 years           8 years
       Expected stock price volatility                         23.16%             20.92%           Nominal
       Expected dividends                                       1.44%              1.35%             1.86%

The weighted average fair value of stock options granted was $20.18, $24.86 and $7.09 for 2001, 2000 and 1999. At year-end 2001, options outstanding had a weighted average remaining life of 6.7 years.

Stock option plans are used to reward directors and certain executive officers and provide them with an additional equity interest. Options are issued for 10 year periods and vest over five years. Information about options available for grant and options granted follows:

                                                                                                 Weighted-
                                                                                                  Average
                                                      Available               Options            Exercise
                                                    For Grant(1)          Outstanding(1)         Price(1)
                                                    ------------          --------------         --------
Balance at January 1, 1999                               33,180                 16,440              21.37
     Options issued                                      (5,720)                 5,720              36.00
                                                      ---------              ---------           --------
Balance at December 31, 1999                             27,460                 22,160              25.14
     Options issued                                      (5,720)                 5,720              44.00
                                                      ---------              ---------           --------
Balance at December 31, 2000                             21,740                 27,880         $    29.01
     Expiration of non-granted options                  (21,740)                     -               -
     Options approved                                    50,000                      -               -
     Options issued                                      (7,200)                 7,200              51.00
                                                      ---------              ---------          ---------
Balance at December 31, 2001                             42,800                 35,080         $    33.53
                                                      =========              =========          =========

(1) Restated for a two-for-one stock split in 1999.

Options exercisable at year-end are as follows:

                                                                                            Weighted-
                                                                                             Average
                                                                        Number of           Exercise
                                                                         Options              Price
                                                                         -------              -----
                         2001                                              22,332        $     27.64
                         2000                                              16,464              24.09
                         1999                                               9,964              22.25

(Continued)

35.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 13 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES

At year-end 2001 and 2000, reserves of $3,308,000 and $3,573,000 were required as deposits with the Federal Reserve or as cash on hand. These reserves do not earn interest.

Some financial instruments are used in the normal course of business to meet the financing needs of customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These involve, to varying degrees, credit and interest-rate risk in excess of the amount reported in the financial statements.

The Company has the following commitments outstanding at year-end:

                                                                             2001                2000
                                                                             ----                ----
     Commitments to extend credit                                      $    56,017,000     $    58,476,000
     Credit card arrangements                                                3,023,000           2,725,000
     Standby letters of credit                                               2,197,000             696,000
                                                                       ---------------     ---------------
                                                                       $    61,237,000     $    61,897,000
                                                                       ===============     ===============

Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit, and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being used, the total commitments do not necessarily represent future cash requirements. Standby letters of credit and financial guarantees written are conditional commitments to guarantee a customer’s performance to a third party.

At December 31, 2001, the Company had $8,300,000 in federal funds sold. The Company also has $25,000,000 million of additional borrowing capacity at the Federal Home Loan Bank and $4,000,000 of borrowing capacity with correspondent banks.

NOTE 14 - PARENT CORPORATION CONDENSED

The Company’s primary source of funds to pay dividends to shareholders is the dividends it receives from the Banks. The Banks are subject to certain restrictions on the amount of dividends they may declare without prior regulatory approval. At December 31, 2001, approximately $6,134,000 of the Banks' retained earnings is available for transfer in the form of dividends without prior approval from regulatory agencies.

Following are condensed parent corporation financial statements.

(Continued)

36.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 14 - PARENT CORPORATION CONDENSED (Continued)

                                             CONDENSED BALANCE SHEETS
                                            December 31, 2001 and 2000

                                                                             2001               2000
                                                                             ----               ----
Assets
Cash and cash equivalents                                               $    4,814,693    $     1,031,430
Securities available for sale                                                  621,133            727,894
Investment in subsidiaries                                                  27,764,249         23,774,861
Other                                                                            8,652            437,518
                                                                        --------------    ---------------
     Total assets                                                       $   33,208,727    $    25,971,703
                                                                        ==============    ===============
Liabilities and Shareholders' Equity
Capital securities                                                      $    4,850,417    $             -
Other                                                                          351,354            504,955
Common stock subject to repurchase obligation in ESOP                        4,444,244          5,113,770
Shareholders' equity                                                        23,562,712         20,352,978
                                                                        --------------    ---------------
     Total liabilities and shareholders' equity                         $   33,208,727    $    25,971,703
                                                                        ==============    ===============

                                          CONDENSED STATEMENTS OF INCOME
                                             Years ended December 31,

                                                           2001              2000               1999
                                                           ----              ----               ----
Dividends from subsidiaries                          $    4,375,000     $    1,200,000    $       600,000
Interest on securities                                       29,363             38,183             43,596
Interest on capital securities                              (26,345)                 -                  -
Other expenses                                              (44,559)          (118,318)               (15)
                                                     --------------     --------------    ---------------
Income before equity in undistributed income
  of subsidiary banks                                     4,333,459          1,119,865            643,581

Equity (excess) in undistributed net income of
  subsidiary                                             (1,290,387)         2,085,068            919,197
                                                     --------------     --------------    ---------------
Net income                                           $    3,043,072     $    3,204,933    $     1,562,778
                                                     ==============     ==============    ===============

(Continued)

37.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 14 - PARENT CORPORATION CONDENSED (Continued)

                                        CONDENSED STATEMENTS OF CASH FLOWS
                                             Years ended December 31,

                                                               2001            2000              1999
                                                               ----            ----              ----
Operating activities
Net income                                               $    3,043,072    $   3,204,933    $   1,562,778
Adjustments to reconcile net income to net cash
  provided by operating activities
     (Equity) excess in undistributed net income of
       subsidiaries                                           1,290,387       (2,085,068)        (919,197)
     Investment in banking subsidiaries                      (5,000,000)               -                -
     Net amortization of investment securities                    1,420            4,100            3,627
     Stock options                                               36,481           23,465                -
     Other                                                      271,982           87,862           60,763
                                                         --------------    -------------    -------------
         Net cash from operating activities                    (356,658)       1,235,292          707,971

Investing Activities
Activity in available for sale securities
     Maturities and calls                                       115,000          215,000          105,000
                                                         --------------    -------------    -------------
         Net cash from investing activities                     115,000          215,000          105,000

Financing Activities
Proceeds from capital securities                              4,850,417                -                -
Repurchase of common stock                                     (284,286)        (151,405)         (36,936)
Issuance of common stock                                        132,855          117,065           96,030
Dividends paid and fractional shares                           (674,065)        (802,450)        (634,775)
                                                         --------------    -------------    -------------
     Net cash from financing activities                       4,024,921         (836,790)        (575,681)
                                                         --------------    -------------    -------------
Net change in cash and cash equivalents                       3,783,263          613,502          237,290

Beginning cash and cash equivalents                           1,031,430          417,928          180,638
                                                         --------------    -------------    -------------
Ending cash and cash equivalents                         $    4,814,693    $   1,031,430    $     417,928
                                                         ==============    =============    =============

(Continued)

38.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 15 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate fair values for financial instruments. The carrying amount is considered to approximate fair value for cash and cash equivalents, demand and savings deposits, short-term borrowings, accrued interest, and variable rate loans or deposits that reprice frequently and fully. Securities fair values are based on quoted market prices or, if no quotes are available, on the rate and term of the security and on information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, the fair value is estimated by discounted cash flow analysis using current market rates for the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. Fair value of loans held for sale is based on market estimates. Fair value of mortgage servicing rights is estimated using discounted cash flows based on current market interest rates. The fair value of long-term borrowings is based on currently available rates for similar financing. The fair value of other financial instruments and off-balance-sheet items approximate cost and are not considered significant to this presentation.

The estimated year-end fair values of financial instruments were:

                                                          2 0 0 1                              2 0 0 0
                                                          -------                              -------
                                                Carrying                            Carrying
                                                 Amount           Fair Value         Amount            Fair Value
                                                 ------           ----------         ------            ----------
Financial assets:

Cash and cash equivalents                 $     24,276,998    $    24,277,000     $   12,992,516    $    12,993,000
Securities available for sale                   25,969,241         25,969,000         19,321,007         19,321,000
Stock in Federal Home Loan Bank                  2,503,700          2,504,000          2,503,700          2,504,000
Stock in Federal Reserve Bank                      480,000            480,000            360,000            360,000
Loans held for sale                                416,600            416,000            803,040            803,000
Loans, net                                     212,589,534        216,501,000        212,317,017        211,907,000
Accrued interest receivable                      1,877,744          1,878,000          1,898,947          1,899,000
Mortgage servicing rights                        2,065,958          2,066,000          1,515,924          1,516,000

Financial liabilities:

Demand and savings deposits               $   (128,377,476)   $  (128,377,000)    $ (115,782,067)   $  (115,782,000)
Time deposits                                 (107,029,538)      (109,503,000)      (108,360,588)      (109,317,000)
Borrowed funds                                  (7,394,232)        (7,399,000)        (7,936,150)        (7,871,000)
Capital securities                              (4,850,417)        (4,850,000)                 -                  -

(Continued)

39.

LENAWEE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

NOTE 16 - REGULATORY MATTERS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

The Company and both banks were categorized as well capitalized at year-end. Actual and required capital levels (in millions) and ratios were:

                                                                                                Minimum Required
                                                                                                   To Be Well
                                                                     Minimum Required              Capitalized
                                                                        For Capital          Under Prompt Corrective
                                                Actual               Adequacy Purposes         Action Regulations
                                                ------               -----------------         ------------------
                                          Amount      Ratio          Amount      Ratio         Amount     Ratio
                                          ------      -----          ------      -----         ------     -----
2001
----
Total capital (to risk weighted assets)
   Consolidated                           $  34.9    15.3%           $ 18.3      8.0%          $ 22.9     10.0%
   Bank of Lenawee                           25.2    12.8%             15.8      8.0%            19.8     10.0%
   Bank of Washtenaw                          4.5    14.6%              2.5      8.0%             3.1     10.0%
Tier 1 capital (to risk weighted assets)
   Consolidated                              32.6    14.3%              9.1      4.0%            13.7      6.0%
   Bank of Lenawee                           23.3    11.8%              7.9      4.0%            11.9      6.0%
   Bank of Washtenaw                          4.2    13.6%              1.2      4.0%             1.9      6.0%
Tier 1 capital (to average assets)
   Consolidated                              32.6    11.9%             11.0      4.0%            13.7      5.0%
   Bank of Lenawee                           23.3     9.2%             10.1      4.0%            12.6      5.0%
   Bank of Washtenaw                          4.2    12.1%              1.4      4.0%             1.7      5.0%

2000
----
Total capital (to risk weighted assets)
   Consolidated                           $  27.8    12.7%           $ 17.5      8.0%          $ 21.9     10.0%
   Bank of Lenawee                           26.1    11.9%             17.5      8.0%            21.9     10.0%
Tier 1 capital (to risk weighted assets)
   Consolidated                              25.5    11.6%              8.8      4.0%            13.2      6.0%
   Bank of Lenawee                           23.8    10.9%              8.8      4.0%            13.1      6.0%
Tier 1 capital (to average assets)
   Consolidated                              25.5     9.9%             10.3      4.0%            12.9      5.0%
   Bank of Lenawee                           23.8     9.3%             10.3      4.0%            12.8      5.0%

(Continued)

40.

NOTE 16 - REGULATORY MATTERS (Continued)

The capital levels as of year-end 2001 include an adjustment for the $5,000,000 capital securities issued by Lenawee Capital Trust I in December 2001 subject to certain limitations. Federal Reserve guidelines limit the amount of capital securities which can be included in Tier 1 capital of the Company to 25% of total Tier 1 capital. At year-end 2001, all $5.0 million of the capital securities were included as Tier 1 capital of the Company.

NOTE 17 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                            Interest        Net Interest            Net          Earnings (Loss) per Share
                             Income            Income          Income (Loss)      Basic            Diluted
                             ------            ------          -------------      -----            -------
2001
     First quarter        $    5,409,000    $    3,135,000    $      733,000    $     0.86     $     0.85
     Second quarter            5,419,000         3,165,000           723,000          0.85           0.84
     Third quarter             5,220,000         3,270,000           767,000          0.90           0.89
     Fourth quarter            4,964,000         3,244,000           820,000          0.97           0.96

2000
     First quarter        $    4,833,000    $    2,889,000    $      704,000    $     0.83     $     0.81
     Second quarter            5,143,000         3,013,000           822,000          0.96           0.95
     Third quarter             5,378,000         3,040,000           804,000          0.94           0.93
     Fourth quarter            5,497,000         3,199,000           875,000          1.02           1.02

(Continued)

41.

COMMON STOCK INFORMATION

There is no active market for Company’s common stock, and there is no published information with respect to its market price. There are occasional sales through brokers and direct sales by shareholders of which the Company’s management is aware. It is the understanding of the management of the Company that over the last three years, the Company’s common stock has sold at prices in excess of book value.

The following table sets forth the range of high and low sales prices of the Company’s Common Stock during 2001, 2000, and 1999 , based on information made available to the Company, as well as per share cash dividends declared during those periods. Although management is not aware of any transactions at higher or lower prices, there may have been transactions at prices outside the ranges listed below:

                                                                                    Cash
                                          Sales Prices (1)                   Dividends Declared (1)
                                          ----------------                   ----------------------
             2001                      High                Low
             ----                      ----                ---
First Quarter...............          $64.00             $50.00                     0.20
Second Quarter..............          $63.00             $53.00                     0.20
Third Quarter...............          $60.25             $56.00                     0.20
Fourth Quarter..............          $56.00             $47.75                     0.20

             2000                      High                Low
             ----                      ----                ---
First Quarter...............          $72.50             $65.00                     0.34
Second Quarter..............          $67.50             $62.50                     0.20
Third Quarter...............          $65.00             $60.00                     0.20
Fourth Quarter..............          $67.50             $60.00                     0.20

             1999                      High                Low
             ----                      ----                ---
First Quarter...............          $46.00             $46.00                     0.23
Second Quarter..............          $52.50             $47.50                     0.16
Third Quarter...............          $70.00             $52.50                     0.17
Fourth Quarter..............          $75.00             $70.00                     0.19

(1) Adjusted for all stock splits.

There are 3,000,000 shares of the Company's common stock authorized, of which 848,537 shares were issued and outstanding as of December 31, 2001. There were approximately 587 shareholders of record, including trusts and shares jointly owned, as of that date.

The holders of the Company's common stock are entitled to dividends when, as and if declared by the Board of Directors of the Company out of funds legally available for that purpose. Dividends have been paid four times annually. In determining dividends, the Board of Directors considers the earnings, capital requirements and financial condition of the Company and the Banks, along with other relevant factors. The Company's principal source of funds for cash dividends is the dividends paid by the Banks. The ability of the Company and the Banks to pay dividends is subject to regulatory restrictions and requirements.

42.